SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Laboratory Corporation of America Holdings

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Laboratory Corporation of America® Holdings

358 South Main Street

Burlington, NC 27215

Telephone: 336-229-1127

March 25, 2008

Dear Stockholder:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Laboratory Corporation of America Holdings. The meeting will be held at The Paramount Theater, 128 East Front Street, Burlington, NC 27215, on Wednesday, May 7, 2008 at 9:00 a.m., Eastern Daylight Time.

The attached Notice of the Annual Meeting and Proxy Statement provide information concerning the matters to be considered at the meeting.

The Board of Directors recommends that the Company’s stockholders approve each of the proposals set forth in the Notice. The enclosed Proxy Statement sets forth more detailed information regarding these proposals. Please carefully review the information in the Proxy Statement.

Whether or not you plan to attend the meeting in person, your shares should be represented and voted at the meeting. This year, we are using the new U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing our shareholders a notice of Internet availability of our proxy materials instead of a paper copy of this proxy statement and our 2007 Annual Report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how shareholders can receive a paper copy of our proxy materials, including this proxy statement, our 2007 Annual Report and a form of proxy card or voting instruction card. We believe that this new process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

After reading the Proxy Statement, you may vote by proxy over the Internet or by telephone, or, if you receive paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card or voting instruction card. You may revoke your proxy at any time before it is exercised by sending a written notice that you would like to revoke your proxy to the Company at 358 South Main Street, Burlington NC 27215, Attention: Bradford T. Smith, by submitting a new proxy, or by attending the meeting and voting in person.

Sincerely,

David P. King

President and Chief Executive Officer

LABORATORY CORPORATION OF AMERICA HOLDINGS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of     Laboratory Corporation of America Holdings:

Notice is hereby given that the 2008 Annual Meeting (the “Annual Meeting”) of the Stockholders of Laboratory Corporation of America Holdings (the “Company”) will be held at The Paramount Theater, 128 East Front Street, Burlington, NC 27215, on Wednesday, May 7, 2008 at 9:00 a.m., Eastern Daylight Time, for the following purposes:

1. To elect the members of the Company’s Board of Directors to serve until the Company’s next annual meeting and until such directors’ successors are elected and shall have qualified;

2. To approve the Company’s Management Incentive Bonus Plan;

3. To approve the Company’s 2008 Stock Incentive Plan (the “2008 Stock Incentive Plan”);

4. To approve an amendment to the 1997 Employee Stock Purchase Plan to extend the termination date of the plan from December 31, 2008 to December 31, 2012 (the “ESPP Amendment”);

5. To ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008; and

6. To take such other action as may properly come before the Annual Meeting or any adjournments thereof.

The accompanying proxy statement describes the matters to be considered at the Annual Meeting. Only stockholders of record at the close of business on March 14, 2008 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof.

By Order of the Board of Directors

/s/ Bradford T. Smith

Bradford T. Smith

Secretary

March 25, 2008

PLEASE CAST YOUR VOTE USING THE INTERNET OR TELEPHONE VOTING OPTIONS AS SOON AS POSSIBLE, OR, IF REQUESTED, COMPLETE, SIGN, AND DATE THE PROXY CARD, AND RETURN IT PROMPTLY. THIS WILL ENSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES.

LABORATORY CORPORATION OF AMERICA HOLDINGS

358 SOUTH MAIN STREET

BURLINGTON, NORTH CAROLINA 27215

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Laboratory Corporation of America Holdings, a Delaware corporation (the “Company”), of proxies to be voted at the 2008 Annual Meeting of Stockholders to be held at The Paramount Theater, 128 East Front Street, Burlington, NC 27215, on Wednesday, May 7, 2008 at 9:00 a.m., Eastern Daylight Time, and at any adjournments thereof (the “Annual Meeting”). The Company’s Board of Directors has made this Proxy Statement and the accompanying Notice of Annual Meeting available on the Internet. The Company mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to each of the Company’s stockholders entitled to vote at the Annual Meeting on or about March 25, 2008.

At the Annual Meeting, the Company’s stockholders will be asked (i) to elect the following persons as directors of the Company to serve until the Company’s next annual meeting and until such directors’ successors are elected and shall have qualified: Thomas P. Mac Mahon, Kerrii B. Anderson, Jean-Luc Bélingard, David P. King, Wendy E. Lane, Robert E. Mittelstaedt, Jr., Arthur H. Rubenstein, MBBCh, Bradford T. Smith, M. Keith Weikel, Ph.D. and R. Sanders Williams, M.D.; (ii) to approve the Company’s Management Incentive Bonus Plan; (iii) to approve the Company’s 2008 Stock Incentive Plan; (iv) to approve the amendment to the Company’s 1997 Employee Stock Purchase Plan; (v) to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008; and (vi) to take such other action as may properly come before the Annual Meeting or any adjournments thereof.

GENERAL INFORMATION

Electronic Delivery of Proxy Materials

Pursuant to the new rules adopted by the Securities and Exchange Commission (the “SEC”), the Company has elected to provide access to our proxy materials over the Internet. Accordingly, the Notice was sent on or about March 25, 2008 to each of the Company’s stockholders of record at the close of business on March 14, 2008. All stockholders may access the proxy materials on the website referred to in the Notice. Stockholders may also request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy can be found on the Notice. In addition, by following the instructions in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

Choosing to receive your future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Solicitation and Voting of Proxies; Revocation; Record Date

All proxies duly executed and received by the Company will be voted on all matters presented at the Annual Meeting in accordance with the instructions given therein by the person executing such proxy or, in the absence of such instructions, will be voted in favor of the election to the Company’s Board of Directors of the ten nominees for director identified in this Proxy Statement, for approval of the Company’s Management Incentive Bonus Plan, for approval of the Company’s 2008 Stock Incentive Plan, for approval of the amendment to the Company’s 1997 Employee Stock Purchase Plan and for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2008. Any stockholder may revoke his/her proxy at any time prior to the Annual Meeting before it is voted by written notice to such effect delivered to the Company at 358 South Main Street, Burlington, North Carolina 27215, Attention: Bradford T. Smith, Secretary, by delivery prior to the Annual Meeting of a properly executed and subsequently dated proxy or by attending the Annual Meeting and voting in person.

Solicitation of proxies may be made by mail and may also be made by personal interview, telephone, e-mail and facsimile transmission, and by directors, officers, and regular employees of the Company without special compensation therefor. The Company will bear the expenses to prepare proxy materials and to solicit proxies for the Annual Meeting. The Company expects to reimburse banks, brokers, and other persons for their reasonable, out-of-pocket expenses in handling proxy materials for beneficial owners.

Only holders of record of common stock of the Company (the “Common Stock”) at the close of business on March 14, 2008 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, there were issued and outstanding 110,872,925 shares of Common Stock. Holders of Common Stock as of the Record Date will be entitled to one vote per share at the Annual Meeting.

A quorum for the Annual Meeting consists of a majority of the total number of shares of Common Stock outstanding on the Record Date and entitled to vote, present in person or represented by proxy. In accordance with the Company’s current Corporate Governance, Directors are elected by the affirmative vote of a majority of the votes cast for the election of directors. The Board has adopted a policy that a director who does not receive the required vote for election as provided in the bylaws is expected to submit his or her resignation for consideration by the Board. The affirmative vote of a majority of shares of Common Stock represented at the Annual Meeting and entitled to vote is required for the approval of the Company’s Management Incentive Bonus Plan, approval of the Company’s 2008 Stock Incentive Plan, approval of the amendment to the Company’s 1997 Employee Stock Purchase Plan and for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008. An abstention will have no effect on the election of the directors, but will have the same effect as a vote against the other proposals scheduled for the Annual Meeting. A broker non-vote will have no effect on the proposals scheduled for the Annual Meeting. Broker non-votes occur when brokers do not receive voting instructions from their customers and the broker does not have discretionary voting authority with respect to a proposal. If a shareholder holds shares through a broker, bank or other nominee and does not give instructions as to how to vote, the broker may have authority to vote on certain routine items, but not on other items.

As of March 14, 2008, the directors and executive officers of the Company beneficially owned an aggregate of 2,007,184 shares of Common Stock, representing approximately 1.6% of the total number of shares of Common Stock outstanding and entitled to vote.

The Board of Directors of the Company recommends that stockholders vote “FOR” the election of each of the nominees for director of the Company (as specified below), approval of the Company’s Management Incentive Bonus Plan, approval of the Company’s 2008 Stock Incentive Plan, approval of the amendment to the Company’s 1997 Employee Stock Purchase Plan, and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2008.

PROPOSAL ONE: ELECTION OF DIRECTORS

The Company’s directors will be elected at the Annual Meeting to serve until the next succeeding annual meeting of the Company and until their successors are elected and have been qualified. All of the nominees listed below are currently serving as members of the Board of Directors. Except as herein stated, the proxies solicited hereby will be voted FOR the election of such nominees unless the completed proxy card directs otherwise.

Pursuant to Section 303A.02 of the New York Stock Exchange (“NYSE”) Listing Standards (the “Listing Standards”), in order for a director to qualify as “independent,” the Board of Directors must affirmatively determine that the director has no material relationship with the Company that would impair the director’s independence. The Listing Standards permit the Board of Directors to adopt categorical standards to be used in connection with this purpose, and the Board of Directors has adopted the standards set forth on Annex I for determining whether there is a material relationship that would impair independence.

The Board of Directors has determined that Ms. Anderson, Mr. Bélingard, Ms. Lane, Mr. Mittelstaedt, Dr. Rubenstein, Dr. Weikel and Dr. Williams each qualify as “independent” as defined in the Listing Standards. Mr. Mac Mahon is not independent because he was the Company’s Chief Executive Officer until his retirement on December 31, 2006. Further, Messrs. King (the Company’s Chief Executive Officer) and Smith (the Company’s Executive Vice President and Chief Legal Officer) are not independent as they are employees of the Company.

The Board of Directors has been informed that all of the nominees listed below are willing to serve as directors, but if any of them should decline or be unable to act as a director, the individuals named in the proxies may vote for a substitute designated by the Board of Directors. The Company has no reason to believe that any nominee will be unable or unwilling to serve.

Nominees For Election As Directors

The name, age as of March 14, 2008, principal occupation for the last five years, selected biographical information, and period of service as a director of the Company of each nominee are set forth below:

Thomas P. Mac Mahon (61) has served as Chairman of the Board and a director since April 28, 1996. Prior to such date and since April 28, 1995, he served as the Vice Chairman and a director. Mr. Mac Mahon was President and Chief Executive Officer and a member of the Executive and Management Committees of the Company from January 1997 until his retirement on December 31, 2006. Mr. Mac Mahon was Senior Vice President of Hoffmann-La Roche, Inc. (“Roche”) from 1993 to December 1996 and President of Roche Diagnostics Group and a director and member of the Executive Committee of Roche from 1988 to December 1996. Mr. Mac Mahon is a director and Compensation Committee member of Express Scripts, Inc. Mr. Mac Mahon currently serves as Chairman and a director of PharMerica Corporation, and in November 2007 became a director of Golden Pond Healthcare.

Kerrii B. Anderson (50) has served as a director of the Company since May 17, 2006. Ms. Anderson is Chief Executive Officer of Wendy’s International, Inc., a restaurant operating and franchising company. Ms. Anderson served as Executive Vice President and Chief Financial Officer of Wendy’s International from 2000 to 2006. Prior to this position, she was Chief Financial Officer, Senior Vice President of M/I Schottenstein Homes, Inc. from 1987 to 2000. Ms. Anderson currently serves as a director of Wendy’s International and is on the financial committee of Columbus Foundation and Ohio Health. Her service as a director for Tim Hortons Inc. ended effective February 1, 2007.

Jean-Luc Bélingard (59) has served as a director of the Company since April 28, 1995. Mr. Bélingard is Chief Executive Officer of Ipsen SA, a diversified French health care holding company, and has served in that position since 2001. Prior to this position, Mr. Bélingard was Chief Executive Officer from 1999 to 2001 of

bioMérieux-Pierre Fabre, a diversified French health care holding company, where his responsibilities included the management of that company’s worldwide pharmaceutical and cosmetic business. Mr. Bélingard is also a director of Applera Corporation, Norwalk, Connecticut, a director and member of the Compensation Committee of bioMérieux SA, and a director and member of the Compensation Committee of Nicox (France).

David P. King (51) has served as President and Chief Executive Officer and a director of the Company since January 1, 2007. Prior to that date, Mr. King served as Executive Vice President and Chief Operating Officer from December 2005 to January 2007, as Executive Vice President of Strategic Planning and Corporate Development from January 2004 to December 2005 and was hired in September 2001 as Senior Vice President, General Counsel and Chief Compliance Officer. Mr. King is a member of the Executive Committee of the Company. Prior to joining the Company, he was a partner with Hogan & Hartson L.L.P. in Baltimore, Maryland from 1992 to 2001.

Wendy E. Lane (56) has been a director of the Company since November 1996. Ms. Lane has been Chairman of Lane Holdings, Inc., an investment firm, since 1992. Prior to forming Lane Holdings, Inc., Ms. Lane was a Principal and a Managing Director of Donaldson, Lufkin & Jenrette, an investment banking firm, serving in these and other positions from 1980 to 1992. Ms. Lane is also a director and Audit Committee member of Willis Group Holdings, Ltd., and UPM-Kymmene Corporation and a Trustee of the U.S. Ski and Snowboard Team Foundation.

Robert E. Mittelstaedt, Jr. (64) has been a director of the Company since November 1996. Mr. Mittelstaedt is Dean and Professor, of the W.P. Carey School of Business at Arizona State University. Prior to June 30, 2004, he was Vice Dean, Executive Education of The Wharton School of the University of Pennsylvania and director of the Aresty Institute of Executive Education, an executive education program affiliated with The Wharton School of the University of Pennsylvania. Mr. Mittelstaedt had served with The Wharton School since 1973, with the exception of the period from 1985 to 1989 when he founded, served as President and Chief Executive Officer, and sold Intellego, Inc., a company engaged in practice management, systems development, and service bureau billing operations in the medical industry. Mr. Mittelstaedt serves as a director of W.P. Carey & Co., LLC and also serves as a director and Compensation Committee member of Innovative Solutions & Support, Inc.

Arthur H. Rubenstein, MBBCh (70) has served as a director of the Company since August 1, 2004. Dr. Rubenstein is the Dean of the University of Pennsylvania School of Medicine and Executive Vice President for the University of Pennsylvania Health System. Previously, Dr. Rubenstein was Dean and Gustave L. Levy Distinguished Professor at the Mount Sinai School of Medicine in New York from 1997 to 2001. He has also been a faculty member and chairman of the Department of Medicine at the University of Chicago. He is a distinguished member of the American Academy of Arts and Sciences and the American Association for the Advancement of Science. Dr. Rubenstein serves as a director of Glycadia and the Association of Academic Health Centers.

Bradford T. Smith (54) has served as Vice Chairman and a director since January 1, 2007. Mr. Smith has served as Executive Vice President, Chief Legal Officer, and Secretary since September 2001 and previously was Executive Vice President, General Counsel, and Secretary since April 1995. He served as the Company’s Chief Compliance Officer from August 1996 to September 2001 and from January 2004 to present. Mr. Smith also oversees the Company’s Public Affairs, Human Resources, Law, Compliance, Public Policy, Audit, Risk Management, DNA Identification, Clinical Trials and Licensing operations. Mr. Smith is a member of the Executive Committee of the Company. Previously, Mr. Smith held various senior management positions with Roche including Assistant General Counsel from 1988-1995.

M. Keith Weikel, Ph.D. (70) has served as a director of the Company since July 16, 2003. On December 31, 2006, Dr. Weikel retired as a Senior Executive Vice President and Chief Operating Officer of Manor Care, Inc., a health-care provider company, where he began his career in 1984 with Manor HealthCare

Corporation, an operating subsidiary of Manor Care, Inc. Dr. Weikel is currently a member of the Federation of American Hospitals and the Alliance for Quality Long Term Care and serves as Director Emeritus for Manor Care, Inc. and as a director for Direct Supply, Inc.

R. Sanders Williams, M.D. (59) has served as a director since May 16, 2007. Dr. Williams has been Dean of the School of Medicine and Vice Chancellor for Academic Affairs at Duke University since April 2001, becoming Senior Vice Chancellor for Academic Affairs in October 2007. Prior to this position, Dr. Williams served on the faculty of Duke University and of the University of Texas Southwestern Medical Center. He is a Fellow of the American Association for the Advancement of Science, and a member of the Institute of Medicine of the National Academy of Sciences, the American Society for Clinical Investigation and the Association of American Physicians. Dr. Williams has served as president of the Association of University Cardiologists and Chairman of the Research Committee of the American Heart Association. He participated on the Director’s Advisory Committee of the National Institutes of Health and the Board of External Advisors to the National Heart, Lung and Blood Institute. Dr. Williams serves as a director for Bristol-Myers Squibb Company.

The Board of Directors of the Company recommends that stockholders vote “FOR” the election of each of the nominees for director listed above.

Board of Directors and its Committees

During 2007, the Board of Directors held fourteen meetings and acted five times by unanimous written consent. The Compensation Committee held seven meetings; the Audit Committee held eight meetings; the Nominating and Corporate Governance Committee held two meetings; and the Quality and Compliance Committee held four meetings. All of the committees are comprised entirely of independent directors as defined in the listing standards of the New York Stock Exchange. During 2007, excluding Dr. Williams who was elected to the board in May 2007, none of the directors attended fewer than 89% of the total meetings of the Board of Directors and the committees of which he or she was a member.

On October 16, 2002, the Board of Directors began holding executive sessions without Company management and non-independent director participation. These sessions are generally held at each regularly scheduled meeting of the Board of Directors and at each special meeting upon the request of a majority of the independent directors attending the special meeting. On December 7, 2005, Section 14 of the Corporate Governance Guidelines was amended by the Board of Directors with respect to the executive sessions to provide as follows: “The independent Directors shall meet on a periodic basis, but no less than four times a year on the same day as the regularly scheduled Board meetings. These meetings shall be chaired by one of the independent directors who shall be elected by a majority vote of the other independent directors immediately following each annual shareholders meeting. A new Chairperson shall generally be elected each year with the goal of rotating the responsibility to each of the independent directors until they all have served as the chairperson for a one-year term at which point the process would be repeated.” In 2007, the Board met in executive session, chaired by Mr. Mittelstaedt, from time to time to discuss compensation and succession planning and also held six executive sessions formally.

Members of the Board of Directors are encouraged to and usually attend the annual meeting of stockholders. Six of the independent directors, and Messrs. Mac Mahon, King and Smith attended the 2007 annual meeting.

The Board of Directors has an Audit Committee, a Compensation Committee, a Quality and Compliance Committee, and a Nominating and Corporate Governance Committee, the Charters for which are available in print to any shareholder upon request and are also available on the Company’s website at www.labcorp.com. The Committees of the Board of Directors review their respective Charters on an annual basis.

Audit Committee

The Audit Committee, consisting of Ms. Lane (Committee Chair), Ms. Anderson, Mr. Mittelstaedt and Dr. Rubenstein, is responsible for the selection, appointment, compensation and oversight of the work of any registered public accounting firm employed by the Company and assists in Board oversight of the integrity of the financial statements of the Company; the compliance by the Company with legal and regulatory requirements as they impact the Company’s financial statements or reporting systems; the production of an audit committee report as required by the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement; the qualifications and independence of the Company’s independent registered public accounting firm and the oversight of the Company’s internal audit functions, internal controls, and independent registered public accounting firm.

Compensation Committee

The Compensation Committee, consists of Ms. Anderson, Mr. Bélingard (Committee Chair), and Dr. Weikel. The Compensation Committee was composed of Mr. Bélingard, Dr. Wallace and Dr. Weikel through May 16, 2007, at which time Dr. Wallace retired from the Board of Directors. Ms. Anderson joined the Committee after Dr. Wallace retired.

As set forth in its charter, the Committee:

•	reviews the Company’s compensation and benefit policies and objectives, including any perquisites paid to the Company’s CEO, other executive officers and directors;

•

annually reviews and recommends to the full Board for approval the corporate goals and objectives relevant to CEO and other executive officer compensation, evaluates their performance in light of those goals and objectives and recommends to the full Board the compensation paid to the CEO and other executive officers;

•	reviews and recommends to the full Board for approval any employment agreements entered into between the Company and any executive officer;

•	annually reviews and recommends to the full Board for approval compensation paid to the Company’s directors;

•	reviews and oversees the Company’s incentive compensation and equity plans; and

•	produces a compensation committee report as required by the SEC to be included in the Company’s annual proxy statement.

Pursuant to its charter, the Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in evaluating the CEO and other executive officer compensation. During 2007, the Committee retained Frederic W. Cook & Co., Inc., as an outside compensation consultant, to assist in evaluating the Company’s executive compensation programs. Frederic W. Cook & Co., Inc. does no other work for the Company or its management. The outside compensation consultant reported directly to the Committee during 2007. At the request of the Committee, during 2007, Frederick W. Cook & Co., Inc. provided the Committee with an annual update on emerging market trends and “best practices” in executive compensation. In connection with the Committee’s review, the compensation consultant also assisted the Committee in formulating a peer group for 2007 and in revising the long-term equity incentive program. The consultant’s role in recommending the amount or form of executive compensation paid to the Company’s named executive officers during 2007 is described in the “Compensation Discussion and Analysis—Elements of Compensation” section below.

Pursuant to its charter, the Committee may form and delegate authority to subcommittees as it determines necessary or advisable. The Compensation Committee has delegated to the Chief Executive Officer (“CEO”), Mr. King, the design of the annual incentive plans for the other executive officers, including the named executive officers, using targets established by the Compensation Committee. For a discussion of Mr. King’s role in determining or recommending the executive compensation paid to the Company’s named executive officers during 2007, see the “Compensation Discussion and Analysis—Elements of Compensation” section below.

Quality and Compliance Committee

The Quality and Compliance Committee, previously known as the Ethics and Quality Assurance Committee, consisting of Dr. Weikel (Committee Chair), Mr. Bélingard, Dr. Rubenstein, and Dr. Williams, is responsible for ensuring that the Company adopts and implements procedures that require the Company’s employees to act in accordance with high ethical standards, to deliver high quality services and to ensure compliance with health care and other legal requirements of the Company.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, consisting of Mr. Mittelstaedt (Committee Chair), Ms. Lane, and Dr. Williams, is responsible for assisting the Board by identifying individuals qualified to become Board members, consistent with criteria approved by the Board and by recommending to the Board the director nominees for the next annual meeting of stockholders; for developing and recommending to the Board a set of corporate governance principles applicable to the Company; for leading the Board in its annual review of the Board’s performance; and for recommending to the Board director nominees for each Board committee. The Nominating and Corporate Governance Committee was composed of Mr. Mittelstaedt, Ms. Lane, and Dr. Wallace through May 16, 2007 at which time Dr. Wallace retired from the Board of Directors. Dr. Williams joined the Committee after Dr. Wallace retired.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Board of Directors annually reviews the Company’s Corporate Governance Guidelines (the “Guidelines”) and Code of Business Conduct and Ethics (the “Code”). The Guidelines address a number of topics, including composition of the Board of Directors, director independence, Board of Directors and Committee self-assessment, retirement, evaluation of the Chief Executive Officer, and succession planning. The Nominating and Corporate Governance Committee reviews the Guidelines on a regular basis and any proposed additions or amendments to the Guidelines are submitted to the Board of Directors for its consideration.

The Code is a code of business conduct and ethics applicable to all directors, officers and employees of the Company. The Code sets forth Company policies and expectations on a number of topics, including but not limited to, conflicts of interest, confidentiality, compliance with laws (including insider trading laws), preservation and use of Company assets, and business ethics. The Code also sets forth procedures for communicating and handling any potential conflict of interest (or the appearance of any conflict of interest and have enhanced annual procedures for verifying compliance with the Code for directors and executive officers) and for the confidential communication and handling of issues regarding accounting, internal controls and auditing matters. Management of the Company regularly reviews the Code and may propose additions or amendments to the Code to be considered for approval by the Audit Committee, the Quality and Compliance Committee and the Board of Directors. Additionally, the Audit Committee and the Quality and Compliance Committee review the Code and may propose additions or amendments to the Code to be considered for approval by the Board of Directors.

To provide stockholders with greater knowledge regarding the Board of Directors’ processes, the Guidelines and the Code adopted by the Board of Directors are available in print to any shareholder upon request and are also posted on the Company’s website at www.labcorp.com. In addition, any amendment to the Code or any waiver of the Code that applies to the Company’s Chief Executive Officer, Chief Financial Officer, principal accounting officer or controller, or persons performing similar functions, will be posted on the Company’s website.

Related Persons Transactions

In accordance with the Company’s Audit Committee charter, the Audit Committee is responsible for reviewing and approving the terms and conditions of all related party transactions. It is the Company’s policy that any related party transaction needs to be approved by the Audit Committee prior to the Company entering into such transaction. The Company’s senior management annually reports to the Company’s Audit Committee all related parties that are employed by the Company and related parties that are employed by other companies with whom the Company had a material relationship during that year, if any.

All directors and officers are required to provide a written certification each year with respect to their knowledge of related party transactions. The Audit Committee’s review of related party transactions, including the information in the report to the Audit Committee and the written certifications, encompasses transactions with related persons within the meaning of Item 404A of Regulation S-K as promulgated by the Securities and Exchange Commission. The Audit Committee reviews each potential related party transaction on its underlying merit.

On July 20, 2006, Mr. Mac Mahon entered into a consulting agreement with the Company effective January 1, 2007, following the announcement of his retirement as President and CEO on December 31, 2006. The consulting agreement provided for additional services to be provided by Mr. Mac Mahon following the termination of his employment as CEO to assist the Company during a transition period. Mr. Mac Mahon also remained as Chairman of the Board. The consulting agreement also provided for an additional five years of age for purposes of calculating pension benefits. The consulting agreement had an initial term of six months up to sixteen months and could be extended by the Company for an additional sixteen months. On February 28, 2008, the Company’s Board of Directors renewed and extended this agreement effective May 1, 2008 through the 2009 Annual shareholders meeting. See Director Compensation below for a further discussion of the benefits to Mr. Mac Mahon under the consulting agreement.

Board Evaluation

Each year, the Board of Directors conducts a self-assessment of its performance and effectiveness. This process commences with each director completing a Board Evaluation Questionnaire. This questionnaire was developed by the Nominating and Corporate Governance Committee and provides for a range of grades and trend indicators to be completed by each director, as well as written commentary.

The collective ratings and comments of the directors are compiled and presented by the Chair of the Nominating and Corporate Governance Committee to the full Board of Directors for discussion, for the assessment of progress in the areas targeted for improvement a year earlier, and for the development of recommendations to enhance the Board of Directors’ effectiveness over the next year.

In addition, each Board Committee conducted a self-evaluation of its performance for fiscal 2007, with performance criteria for each Committee developed on the basis of its purposes and mission, as set forth in its charter and developed recommendations and a follow-up plan similar to that of the Board of Directors as a whole.

Identification and Evaluation of Individual Director Candidates

The Nominating and Corporate Governance Committee proposes a slate of directors for election by the Company’s stockholders at each Annual Meeting and appoints candidates to fill vacancies on the Board of Directors.

When evaluating prospective candidates for director, including those nominated by stockholders, the Nominating and Corporate Governance Committee conducts individual evaluations against the criteria enumerated in the Company’s Corporate Governance Guidelines. These criteria include, but are not limited to, personal and professional integrity; interest, capacity and willingness to serve the long-term interests of the Company’s stockholders; ability and willingness to devote the required amount of time to the Company’s affairs, including attendance at Board and Committee meetings; exceptional ability and judgment; and freedom from personal and professional relationships that would adversely affect the ability to serve the best interests of the Company and its stockholders. The goal is to ensure that the Board composition reflects a balance of skills, experiences, diversity and expertise in the context of the Company’s business needs. Director candidates, other than sitting directors, may be interviewed by the Chairman of the Nominating and Corporate Governance Committee, other directors, the Chief Executive Officer and the Corporate Secretary. The results of those interviews, as well as any other materials received by the Nominating and Corporate Governance Committee that the Committee deems appropriate, are considered by the Committee in making its recommendation to the Board of Directors.

If needed, the Company may pay a professional search firm to identify and assist the Nominating and Corporate Governance Committee in identifying, evaluating and conducting due diligence on potential nominees for Board vacancies. The Nominating and Corporate Governance Committee is authorized to engage one or more firms, at the Company’s expense, to provide similar services in the future, however, no such engagement occurred in 2007.

In addition to finding prospective candidates for director through a professional search firm or upon recommendations received from non-management directors, the Nominating and Corporate Governance Committee will consider properly submitted nominations for Board of Directors candidates made by stockholders. A stockholder may recommend a person for nomination to the Board of Directors at the 2009 annual meeting of stockholders by giving notice thereof and providing certain information set forth in the Company’s By-Laws, in writing, to the Corporate Secretary of the Company at 358 South Main Street, Burlington, NC 27215. Such nominations must be received no earlier than January 7, 2009 and no later than March 8, 2009. The By-Laws may be obtained free of charge by writing to the Company’s Corporate Secretary.

Communications with the Board

Stockholders and interested parties may communicate with the Board of Directors, individually or as a group by submitting written communications to the appropriately addressed Board member(s), c/o Corporate Secretary, Laboratory Corporation of America Holdings, 358 South Main Street, Burlington, North Carolina 27215.

Pursuant to the direction of the Board of Directors all communications received in accordance with the above procedure will be reviewed initially by the Corporate Secretary, who will relay all such communications to the appropriate director or directors unless the communication:

•	is an advertisement or other commercial solicitation or communication;

•	is obviously frivolous or obscene;

•	is unduly hostile, threatening, illegal; or

•	relates to trivial matters (in which case it will be delivered to the intended recipient for review at the next regularly scheduled Board meeting).

The director or directors who receive any such communication has the discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors, to one or more of its committees or to the Company’s management and whether or not a response to the person sending the communication is appropriate. Any response will be made through the Company’s Corporate Secretary in accordance with the Company’s policies and procedures and applicable law and regulations relating to the disclosure of information.

The Nominating and Corporate Governance Committee, comprised entirely of independent, non-management directors, has reviewed and approved the foregoing process and has been delegated the responsibility by the full Board of Directors for reviewing the effectiveness of these procedures from time to time and, as necessary, recommending changes.

EXECUTIVE OFFICERS

The following table sets forth as of the date hereof the Executive Officers of the Company.

Name	Age	Office
David P. King	51	President and Chief Executive Officer
William B. Haas	43	Executive Vice President, Esoteric Business
Don M. Hardison	57	Executive Vice President, Chief Operating Officer
William B. Hayes	42	Executive Vice President, Chief Financial Officer, and Treasurer
Myla P. Lai-Goldman, M.D.	50	Executive Vice President, Chief Scientific Officer, and Medical Director
Bradford T. Smith	54	Executive Vice President of Corporate Affairs, Chief Legal Officer, and Secretary
Andrew S. Walton	41	Executive Vice President, Strategic Planning and Chief Information Officer

In addition to Messrs. King and Smith, who are identified above under the heading “Election of Directors,” following is information on the business experience for each of these executive officers for at least the last five years.

William B. Haas has served as Executive Vice President, Esoteric Business since April 2006. He is responsible for the business and lab operations of several of the Company’s wholly owned subsidiaries (US Labs, Esoterix, Viro-Med Laboratories, Dianon Systems, Inc., Litholink, and National Genetics Institute) and large esoteric operating units (Center for Esoteric Testing and Center for Molecular Biology and Pathology). Prior to this date, Mr. Haas was Executive Vice President, Sales, Marketing, and Managed Care since January 2004. He is a member of the Executive and Operating Committees of the Company. Mr. Haas previously held positions as Senior Vice President, Northeast Division; Vice President, National Sales; and Regional Director, Atlanta and has been with LabCorp since 1990. Mr. Haas served as a commissioner of the Western Triangle Youth Football Association since 2004.

Don M. Hardison has served as Executive Vice President, Chief Operating Officer since September 2007. Mr. Hardison is a member of the Executive Committee of the Company and is responsible for the day-to-day supervision of all operations and sales of the Company. Prior to this date, Mr. Hardison was President, Chief Executive Officer and Director of EXACT Sciences Corporation, a developer of proprietary DNA-based technologies for use in the detection of cancer, from May 2000 to September 2007. Prior to that, Mr. Hardison held various senior management and sales positions with Siebel Systems, Inc., Quest Diagnostics Inc., SmithKline Beecham Corporation, and Smithkline Corporation.

William B. Hayes has served as Executive Vice President, Chief Financial Officer and Treasurer since June 2005. Prior to this date, Mr. Hayes was Senior Vice President, Finance since 2000. Mr. Hayes is a member of the Executive Committee of the Company and is responsible for the day-to-day supervision of the finance and billing functions of the Company. Prior to joining the Company in 1996, Mr. Hayes was in the audit department at KPMG LLP for 9 years.

Myla P. Lai-Goldman, M.D. has served as Executive Vice President, Chief Scientific Officer, and Medical Director since April 1998. Dr. Lai-Goldman oversees the Company’s Quality Assurance, National Medical Oversight (Pathology), Technical Assessment/New Technology/Research and Development, and coordination of all Technology Assessment programs. Dr. Lai-Goldman is Board Certified in anatomic and clinical pathology and serves as a member of the Executive Committee of the Company. Dr. Lai-Goldman, who holds a medical degree from Columbia University, was named Senior Vice President of the Company in 1997 and held the position of Medical Director for the Center for Molecular Biology and Pathology from 1991 to 2006 (with Roche Biomedical Laboratories (“RBL”) and subsequently the Company). Dr. Lai-Goldman joined RBL in 1990.

Andrew S. Walton has served as Executive Vice President, Strategic Planning and Chief Information Officer since January 1, 2007. Mr. Walton is responsible for the Company’s information technology and client connectivity operations and also oversees the Company’s Strategic Planning department. He is a member of the Executive Committee of the Company. Mr. Walton previously held the positions of Senior Vice President and Chief Information Officer from May 2006 to December 2006 and Vice President, Strategic Planning and Corporate Development from April 2005 to May 2006. Prior to joining the Company in 2005, Mr. Walton was a partner at Subsidium Health Advisors, a healthcare consultancy, from 2002 to 2005.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives. Our executive compensation philosophy is to reward the achievement and surpassing of specific short- and long-term operational and strategic goals. By paying for performance, we believe we align our executive officers’ interests with those of our stockholders. We believe that through an effective executive compensation program, we can be successful in attracting and retaining talented employees who will continue to increase our financial performance over that of our industry competitors and drive the continued creation of shareholder value.

To execute our compensation philosophy, we adhere to the following principles:

•	variable compensation should comprise a significant part of an executive’s total compensation, with the percentage at-risk highest for the executive officers;

•	both the size of compensation awards provided to executive officers and the realizable values of those awards should vary significantly with performance achievements;

•	an emphasis on stock-based compensation aligns the long-term interests of executive officers and stockholders;

•	compensation opportunities for executive officers must be evaluated against those offered by companies in similar industries and similar in size and scope of operations; and

•	differences in executive compensation within the Company should reflect varying levels of responsibility and/or performance.

Comprehensive Review of Compensation Program. In 2007, a competitive review of the Company’s executive compensation programs, with a particular focus on the long-term incentive program, was conducted by the Company’s compensation consultant at the request of the Compensation Committee to ensure market competitiveness, consistency with emerging best practices, support of the business strategy and continued alignment with the interests of the Company’s shareholders. As part of this review, the Company asked the compensation consultant to evaluate base salaries, annual incentive opportunities, and long-term incentive (“LTI”) opportunities for executives at comparable peer companies. Based on the results of the competitive review, the Company adjusted base salaries and target annual and long-term incentive opportunities and modified the Company’s LTI program design in terms of the mix of grant types. These adjustments are discussed in more detail below.

Benchmarking. A key reference in determining the overall levels of executive officer compensation and each element of compensation that the Company pays (base salary, annual cash incentive pay and long-term equity incentive compensation) is an assessment of pay practices and levels among certain groups of public companies that have been identified as compensation peers. The peer group used in 2007 was developed by the Compensation Committee in 2006, with input from its independent compensation consultant, to include public companies in the health care services industry that are of similar size and scope to the Company and that engage in diagnostics, genomic research, and/or distribution and logistics. The companies included in the comparative peer group are:

• Agilent Technologies	• Boston Scientific Corp.	• Millipore Corp.
• Amgen	• Covance	• Omnicare
• Applera	• Express Scripts	• Owens & Minor
• Apria Healthcare Group	• Genentech	• Quest Diagnostics
• Beckman Coulter	• Genzyme	• St. Jude Medical
• Becton, Dickinson & Co.	• Medtronic	• Stryker Corporation
• Biogen

Compensation Committee Process and Input of Executive Officers. On an annual basis, the independent compensation consultant reviews the elements of executive compensation (base salary, bonus and long-term incentive pay) and recommendations are made and presented to the Compensation Committee. The Company’s CEO, after consultation with the Chairman of the Board, is invited to provide input on these recommendations for the other executive officers based on his assessment of past and expected future individual performance and contribution, which are then taken into consideration by the consultant and the Compensation Committee. The CEO also sets the performance goals and allocations in the annual cash incentive plans for the named executive officers (as well as the other executive officers) using Company targets established by the Compensation Committee. In addition, other members of management may interact with the CEO, the compensation consultant or the Compensation Committee. Such members typically include our Executive Vice President, Chief Legal Officer and Secretary as well as our Chief Human Resources Officer. These members are responsible for providing additional information to the compensation consultant and may provide management’s analysis and input as requested.

Elements of Compensation. The Company paid its named executive officers in 2007 through a mix of base salary, annual cash incentives and long-term equity in the form of stock options, restricted stock and performance shares.

Base Salary. As discussed above, while a significant portion of compensation paid to the Company’s executive officers, including named executive officers, is variable and tied to performance, the Company also believes it must pay competitive base salaries to retain its executive talent and provide an appropriate level of immediately available compensation. Base salary is targeted at the median of the peer group practice and is reviewed and set annually by the Compensation Committee to ensure competitiveness with the peer group as well as appropriateness given the performance, role and responsibilities of each executive officer. While the Compensation Committee targets salary levels of the executive officers at the median of the peer group, it retains the flexibility to adjust individual levels of compensation to take into account variations in the individual’s job experience and responsibility, as reviewed and recommended to the Committee by Mr. King. Annual changes in base salaries are based on the peer group’s practices, the Company’s performance, the individual’s performance and increases in cost of living indexes.

For 2007, base salaries were increased 3.3% for our named executive officers, based on recommendations by the compensation consultant, to account for inflation and general market increases. Exceptions to this standard increase for our named executive officers were as follows: (a) David P. King—67% increase as part of a multi-year transition plan, to reflect the change in his role from Executive Vice President and Chief Operating Officer to Chief Executive Officer, (b) William B. Hayes—12% increase as part of a multi-year salary transition plan resulting from his promotion to Executive Vice President and Chief Financial Officer in 2005, and (c) Bradford T. Smith—19% increase to reflect his added responsibilities.

Annual Cash Incentive Pay. The Management Incentive Bonus Plan (the “Incentive Plan”) is designed to reward the named executive officers for achieving short-term goals that the Company believes further its goal of creating long-term shareholder value as well as align the executive’s efforts with its strategy of leading the industry in the areas of scientific leadership, managed care and customer service. Additionally, the Incentive Plan is designed to provide additional reward when superior results are achieved. The Incentive Plan includes the named executive officers, all of the other executive officers and approximately 400 other key employees. Bonus opportunities under the annual incentive program are structured so that target total cash compensation (base salary plus target annual bonus) approximates the 75th percentile of market practice. Accordingly, the Compensation Committee sets aggressive targets to align performance goals with the Company’s targeted positioning.

For 2007, each officer’s target award was expressed as a percentage of his or hers base salary. Target awards ranged from 75% to 150% of base salary for each officer. Achievement at Threshold generally paid at 50% of Target, Target paid at 100%, and Superior paid at 150% of Target. In 2007, achievement of earnings before interest, taxes, depreciation and amortization (“EBITDA”) at Superior level would have made the officer eligible for 200% of the portion of the Target related to that measure. If Threshold was not achieved for a given performance measure, the payout for that measure would have been zero. Similarly, for certain goals, failure to achieve the Target level would result in no bonus for that measure. This would be true if a goal had a yes/no outcome (i.e., the goal was either achieved, a “yes” outcome earning a 100% target payment or was not achieved, resulting in a 0% payment).

Because annual targets are set at aggressive levels based on reviews of the Company’s past performance and the expected growth and business opportunities in the clinical laboratory industry, the Compensation Committee believes that paying at 150% of a performance measure’s Target for the named executives for Superior performance provides appropriate incentive to exceed expectations. Over the past five years, the superior targets were not met for revenue or EBITDA goals, but payouts above Target were common. The Compensation Committee further believes that Threshold amounts represent satisfactory performance and thus a 50% potential payout.

The Compensation Committee determines the performance measures, performance targets and allocation for Mr. King. In turn, the Committee has delegated to Mr. King the responsibility of determining the incentive plans for each of the other named executive officers, using substantially the same Company targets established by the Compensation Committee.

The primary measures used for the named executive officer bonuses in 2007 were revenue growth, EBITDA, earnings per share (“EPS”), and certain other specific strategic measures. The targets for the 2007 corporate goals were as follows:

•	Revenues—12.0% growth compared to prior year would pay at Target and revenue growth of 20.7% would pay at the Superior level.

•	EPS—20.8% growth compared to prior year would pay at Target and EPS growth of 23.9% would pay at the Superior level.

•	EBITDA—14.4% growth compared to prior year would pay at Target and EBITDA growth of 23.3% would pay at the Superior level.

Achievement of certain individual goals, as reviewed by the Compensation Committee and the CEO (other than the CEO’s individual goals), for certain of the named executive officers also contributed to the overall 2007 annual bonus. The specific measures and bonus targets for each named executive officer in 2007 are discussed below.

David P. King

	Target Bonus		Allocation by Goal			Bonus opportunity by Goal by Level of Achievement
Base Salary	% of Base	$ Target	%	Goal	$ Bonus	Threshold	Target	Superior
$750,000	150%	$1,125,000	30%	Revenue	$337,500	$168,750	$337,500	$506,250
			30%	EPS	$337,500	$168,750	$337,500	$506,250
			15%	Operating Cash Flow	$168,750	$84,375	$168,750	$253,125
			15%	Individual goals	$168,750	$84,375	$168,750	$253,125
			10%	Succession Planning	$112,500	$—	$112,500

			100%	Total	$1,125,000	$506,250	$1,125,000	$1,631,250

Mr. King’s performance measures for 2007 were designed to drive growth in revenues, and to create shareholder value through EPS growth and operating cash flows. The succession planning process at the Company is critical to ensure the strength and depth of the management team and the ongoing viability of the Company. The primary individual goal for Mr. King as set by the Committee was growth in the Company’s UnitedHealthcare business.

Based on the Company’s performance and his individual achievements during 2007, Mr. King earned an annual bonus payment that was approximately 195% of his 2007 salary. This represented an increase of approximately 128% from his 2006 earned bonus amount and resulted in total cash compensation for 2007 that was approximately 103% more than his total cash compensation for 2006. The promotion of Mr. King to CEO in January 2007 accounts for an appreciable amount of the noted increases.

William B. Hayes

	Target Bonus		Allocation by Goal			Bonus opportunity by Goal by Level of Achievement
Base Salary	% of Base	$ Target	%	Goal	$ Bonus	Threshold	Target	Superior
$400,000	100%	$400,000	25%	Revenue	$100,000	$50,000	$100,000	$150,000
			25%	Bad Debt	$100,000	$75,000	$100,000	$200,000
			30%	EPS	$120,000	$60,000	$120,000	$180,000
			10%	Individual goals	$40,000	$0	$40,000
			10%	Individual goals	$40,000	$—	$40,000

			100%	Total	$400,000	$185,000	$400,000	$610,000

As CFO, the performance measures for Mr. Hayes were focused on revenue, bad debt control and increasing EPS. The primary individual goals for Mr. Hayes included new analytics processes in finance and leveraging operational and capital structure opportunities to their fullest extent.

Based on the Company’s performance and his individual achievements during 2007, Mr. Hayes earned an annual bonus payment that was approximately 112% of his 2007 salary. This represented an increase of approximately 1% from his 2006 earned bonus amount and resulted in total cash compensation for 2007 that was approximately 6% more than his total cash compensation for 2006.

Myla P. Lai-Goldman

	Target Bonus		Allocation by Goal			Bonus opportunity by Goal by Level of Achievement
Base Salary	% of Base	$ Target	%	Goal	$ Bonus	Threshold	Target	Superior
$388,088	75%	$291,066	30%	EBITDA	$87,320	$43,660	$87,320	$174,640
			30%	Revenue	$87,320	$43,660	$87,320	$130,980
			20%	EPS	$58,213	$29,107	$58,213	$87,320
			10%	Individual goals	$29,107	$—	$29,107
			10%	Individual goals	$29,107	$0	$29,107

			100%	Total	$291,067	$116,427	$291,067	$451,154

In 2007, Dr. Lai-Goldman’s annual Incentive Plan performance measures focused on revenue and EBITDA along with EPS growth. The primary individual goals for Dr. Lai-Goldman included scientific innovation and quality measures for the Company.

Based on the Company’s performance and her individual achievements during 2007, Dr. Lai-Goldman earned an annual bonus payment that was approximately 85% of her 2007 salary. This represented a decrease of approximately 9% from her 2006 earned bonus amount and resulted in total cash compensation for 2007 that was approximately 3% less than her total cash compensation for 2006.

William B. Haas

	Target Bonus		Allocation by Goal			Bonus opportunity by Goal by Level of Achievement
Base Salary	% of Base	$ Target	%	Goal	$ Bonus	Threshold	Target	Superior
$343,372	75%	$257,529	25%	EBITDA	$64,382	$32,191	$64,382	$128,764
			25%	Revenue	$64,382	$32,191	$64,382	$96,573
			20%	EPS	$51,506	$25,753	$51,506	$77,259
			10%	Individual goals	$25,753	$12,877	$25,753	$38,630
			10%	Individual goals	$25,753	$0	$25,753
			10%	Individual goals	$25,753	$—	$25,753

			100%	Total	$257,529	$103,012	$257,529	$392,732

In 2007, Mr. Haas’s Incentive Plan performance measures focused on revenue and EBITDA along with EPS growth. Mr. Haas’s primary individual goals were the profitability and strategy within the esoteric business as well as individual organizational goals.

Based on the Company’s performance and his individual achievements during 2007, Mr. Haas earned an annual bonus payment that was approximately 87% of his 2007 salary. This represented an increase of approximately 9% from his 2006 earned bonus amount and resulted in total cash compensation for 2007 that was approximately 6% more than his total cash compensation for 2006.

Bradford T. Smith

	Target Bonus		Allocation by Goal			Bonus opportunity by Goal by Level of Achievement
Base Salary	% of Base	$ Target	%	Goal	$ Bonus	Threshold	Target	Superior
$540,000	125%	$675,000	30%	EPS	$202,500	$101,250	$202,500	$303,750
			25%	EBITDA	$168,750	$84,375	$168,750	$337,500
			25%	Revenue	$168,750	$84,375	$168,750	$253,125
			10%	Individual goals	$67,500	$33,750	$67,500	$101,250
			10%	Individual goals	$67,500	$—	$67,500

			100%	Total	$675,000	$303,750	$675,000	$1,063,125

In 2007, Mr. Smith’s Incentive Plan performance measures focused on EPS, EBITDA and revenue growth. Mr. Smith’s primary individual goals focused on clinical trials profitability and senior management development.

Based on the Company’s performance and his individual achievements during 2007, Mr. Smith earned an annual bonus payment that was approximately 153% of his 2007 salary. This represented an increase of approximately 39% from his 2006 earned bonus amount and resulted in total cash compensation for 2007 that was approximately 30% more than his total cash compensation for 2006. Mr. Smith took on additional responsibilities, mainly in the Clinical Trials area, which accounts for the noted increases both in his Incentive Plan target and base salary.

Long-Term Equity Compensation. The Company grants equity awards under its 2000 Stock Incentive Program (the “Stock Plan”). There are no provisions in the Stock Plan to allow for option repricing. At this time, no dividends are paid on any equity awards under the Stock Plan.

For 2007, the long-term incentive strategy was re-evaluated for market competitiveness by the Compensation Committee’s consultant and resulted in the Compensation Committee reconfirming the grant levels previously established (and discussed below), except in individual cases where roles and responsibilities had changed or were in transition. The Compensation Committee believes that this balanced program achieves all of the following:

•	delivers performance-based, “at-risk” compensation through stock options and performance shares;

•	ensures longer-term business focus through the use of multi-year operational performance goals to determine the number of performance awards ultimately earned;

•	aligns the executive officers, including the named executive officers, with the interests of all shareholders;

•	provides necessary retention features through multi-year vesting; and

•	aligns with emerging practices of the market that emphasize a balanced portfolio approach to LTI.

Award values are determined so that total direct compensation levels (base salary plus target annual cash incentive pay plus the expected value of LTI) approximated the 75th percentile of market practice. This level was selected based on the Company’s performance results compared to its peer group (as described above), as well as the Company’s future expectations of performance. This targeting was reviewed by the Compensation Committee in 2007 and was determined to be appropriate after a full review of Company’s performance compared to the peer group.

The general annual target allocation of the total LTI value has been as follows: 50% nonqualified stock options, 25% restricted stock and 25% performance share awards. No new performance awards were made in 2007.

Performance targets for the 2005 performance awards were established by the Compensation Committee and are based on Company growth in EPS and sales (weighted 70% on EPS growth and 30% on sales growth) during the three-year performance period which began January 1, 2005 and ended December 31, 2007 compared to the base period established on December 31, 2004. EPS growth was selected as a target because of its close alignment with shareholder value. Sales growth was selected based on a renewed drive to grow the Company’s revenues versus achieving certain financial measures through effective cost control. The number of performance shares that could have been earned ranged from 0% to 175% of the target shares, with Threshold, Target and Superior set at 50%, 100% and 175% of the performance shares awarded, respectively. The Compensation Committee has the ability to increase or decrease the number of performance shares that may be earned by up to 25%, but the resulting adjustment cannot exceed 175% of the Target amount. The table below summarizes the performance requirements (goal percentages reflect compound annual growth rates) and the potential earnout for the 2005—2007 performance period:

	EPS Growth		Sales Growth
Achievement	Goal	Earnout	Goal	Earnout
Superior	12.5%	175%	7.0%	175%
Target	10.0%	100%	5.0%	100%
Threshold	7.5%	50%	3.5%	50%

The Compensation Committee reviewed the results of the 2005 performance award growth criteria and determined, based on the Company’s EPS and Sales growth performance for the year ended December 31, 2007, that the Company’s performance shares were earned at the Superior level.

The stock options and restricted stock awards granted to the named executive officers vest in equal one-third increments over a three-year period beginning on the first anniversary of the grant date. The stock options, if unexercised, will expire ten years from the date of grant, subject to their earlier termination.

The table below summarizes the stock option and restricted stock award grants for 2007 for the named executive officers.

Name	Equity Award Type	2007 Equity Incentive Plan Awards (#)
David P. King	Stock Options	150,000
	Restricted Stock	25,000

William B. Hayes	Stock Options	55,000
	Restricted Stock	13,750

Myla P. Lai-Goldman	Stock Options	30,000
	Restricted Stock	8,400

William B. Haas	Stock Options	30,000
	Restricted Stock	8,400

Bradford T. Smith	Stock Options	70,000
	Restricted Stock	16,000

Equity Grant Practices. Generally, the Compensation Committee approves equity grants at the beginning of the year in connection with a scheduled Compensation Committee meeting that usually follows the release of the fourth quarter/prior year annual earnings. The Compensation Committee discourages the issuance of annual equity grants in conjunction with the release of material nonpublic information. In the event there is material nonpublic information as of the contemplated grant date, the grant will be delayed until such information has been released to the public or until such information is no longer deemed material. The grant date of an option award is the date of the Compensation Committee approval and the exercise price is based on the closing market price on the trading day prior to the grant date, as defined in the Stock Incentive Plan.

Perquisites. The Company provides its named executive officers with perquisites that it believes to be competitive and consistent with its overall executive compensation objectives. The Compensation Committee believes the perquisites offered are more conservative than the peer group and are required to attract and retain our executive talent. These perquisites include: an annual car allowance, financial counseling, health checkup allowance, home security system allowance and club membership allowance. For more information on these perquisites, including the valuation and amounts, see the Summary Compensation Table below.

Insider Trading. The Company maintains an Insider Trading Policy that prohibits executive officers and key employees from transacting in Company stock during a blackout period. There are four such periods each year, beginning three weeks prior to the end of every calendar quarter and ending two business days following the public release of its earnings. The Insider Trading Policy contains provisions that prohibit executive officers and key employees from profiting from short-term speculative swings in the value of the Company’s stock, including, but not limited to, “short sales”, “put” and “call” options, and hedging transactions.

The named executive officers have each entered into 10b5-1 trading plans (a “Trading Plan”) during an open period under the Insider Trading Policy during which the executive is not in possession of material, non-public information. The purpose of the Trading Plan is to specify the exercise and sale of stock options and common stock. Once in force, a broker executes the Trading Plan with no further direction by the executive, except at any time, the executive may cancel or terminate the Trading Plan.

Termination and Change in Control Payments. On April 17, 1996, the Board of Directors approved the Master Senior Executive Severance Plan (the “Severance Plan”). The purpose of the Severance Plan is to allow the executive to consider corporate actions that may benefit the shareholder without having to sacrifice their individual situation and to provide financial protection to the executive officers, including the named executive officers, for events not directly linked to the executive’s performance. The Severance Plan provides for severance payments to the named executive officers upon the occurrence of a qualifying termination with a higher level of payment if the qualifying termination occurs within 3 years of a change-in-control event (a “double trigger”).

The Company believes this double trigger approach to be appropriate because a change in control may require the continued services of an executive officer without a change in that officer’s position, role, or compensation opportunities. A single trigger approach (payment triggered by just the change in control event) could harm the Company as it gives management the ability to leave and receive severance, even if the executive’s continued service is needed for the transaction to succeed.

For equity compensation plans, however, the Company currently has a single trigger treatment upon a change in control related to the vesting of such awards. The Company believed this was reasonable because (a) it ensured the alignment with a shareholder’s ability to freely sell their common stock at the time of a change in control event and (b) the company that made the original grant may no longer exist after a change in control and believes its awards granted to the equity holders should reflect the performance and success of the company granting such awards. The 2008 Stock Incentive Plan being considered by the shareholders proposes a double trigger. The Company believes this double trigger approach to be more appropriate for the equity compensation plan because a change in control may require the continued services of an executive officer without a change in that officer’s position, role, or compensation opportunities.

In addition, because the Compensation Committee believes that a strong succession planning process ensures the continued success of the Company, and in anticipation of members of management retiring in future years and knowing that failure to ensure a smooth transition of leadership would have an adverse effect on the Company and its shareholders, the Board approved the Senior Executive Transition Policy (the “Transition Policy”) on May 6, 2004. The Transition Policy was designed with eligibility requirements that ensure the retention of the executive and provides additional protection to the Company in the form of a non-compete and non-solicitation agreement. The policy also sets forth the treatment of long-term incentive awards made under the Company’s stock incentive plans to certain senior executives in the event of a voluntary termination before age 65. Eligibility requirements include, (a) being named by the Company and approved by the Board as an Executive Committee (“EC”) member, (b) having five years of service as an EC member, (c) having 10 years of service with the Company and (d) approval from the Board of a plan that ensures a smooth and effective transition of the departing executive’s management team. Each of the named executive officers is covered by the Transition Policy.

For additional information on these termination and change-in-control benefits, including a quantification of such benefits, see “Potential Payments Upon Termination or Change in Control” below.

Deferred Compensation Program. On December 12, 2001, the Board of Directors approved the Deferred Compensation Plan (“DCP”) under which certain of the Company’s executives, including the named executive officers, may elect to defer up to 100% of their annual cash incentive pay and/or up to 50% of their annual base salary. The deferral limits were based on best practices at the time the DCP was established. The DCP provides executives a tax efficient strategy for retirement savings and capital accumulation without significant cost to the Company. The Company has not and does not currently make any contributions to a participant’s DCP account. For additional information on the DCP, see the Nonqualified Deferred Compensation Table and accompanying narrative below.

Retirement Plans. The Company offers a supplemental retirement plan, the Pension Equalization Plan (the “PEP”) to executive officers, including the named executive officers. The PEP is an unfunded, non-contributory, non-qualified plan designed to provide income continuation benefits at retirement and works in conjunction with the Cash Balance Retirement Plan (the “Cash Balance Plan”), a qualified and funded defined benefit plan available to substantially all employees. The PEP provides additional retirement benefits to a select group of management employees as an integral part of a total compensation package designed to attract and retain top executive performers. Requirements of participation include (a) approval of participation by the CEO, (b) being named as a Senior or Executive Vice President or operating in the capacity of one or (c) being named as the President and CEO.

The Company also offers a defined contribution retirement savings plan (i.e., 401(k) plan) called the Employees’ Retirement Savings Plan. Participation in this plan is available to all US-based employees, including the named executive officers. Under this plan, an employee may defer up to 50% of their salary and the Company provides matching contributions (in dollars) at a rate of 50% up to the first 6% of salary. The named executive officers were limited to deferring a maximum of 6% of their salary to the plan in 2007. Company match information is reflected in the Summary Compensation Table below for the named executive officers.

Tax and Accounting Treatments. Section 162(m) of the Internal Revenue Code limits the corporate federal income tax deduction for certain “non-performance based” compensation paid to the chief executive officer and, pursuant to IRS guidance, each of the three highest paid employees (other than the chief financial officer) of public companies to $1 million per year. The Compensation Committee has carefully considered the Company’s executive compensation program in light of the applicable tax rules. Accordingly, the 2000 Stock Incentive Plan and the Management Incentive Bonus Plan have been designed to meet the requirements of Section 162(m), and stockholders last approved both those plans in 2003 and are being asked to approve amendments to these plans at the Annual Shareholder meeting. However, the Compensation Committee believes that tax-deductibility is but one factor to be considered in fashioning an appropriate compensation package for executives. As a result, the Compensation Committee reserves and will exercise its discretion in this area so as to serve the best interests of the Company and its stockholders. The non-deductible portion of executive compensation paid in 2007 was $1.0 million, which the Compensation Committee has determined to be in the best interests of the Company and its stockholders.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis with management pursuant to Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s annual report on Form 10-K (including through incorporation by reference to this proxy statement).

THE COMPENSATION COMMITTEE

Jean-Luc Bélingard, Chairman

Kerrii B. Anderson

M. Keith Weikel

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The compensation paid and amounts required to be recognized during the year ended December 31, 2007 to the Company’s named executive officers, which includes the Chief Executive Officer, the Chief Financial Officer and the three other most highly compensated executive officers serving at year-end, is set forth below:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
David P. King	2007	$750,000	$—	$1,772,508	$1,016,130	$1,464,696	$93,382	$50,491	$5,147,207
Chief Executive Officer	2006	$450,003	$—	$885,404	$567,196	$642,094	$36,924	$44,722	$2,626,343

William B. Hayes	2007	$391,667	$—	$1,503,886	$496,378	$437,303	$36,925	$46,291	$2,912,449
Executive Vice President and Chief Financial Officer	2006	$350,002	$—	$813,831	$337,649	$431,063	$22,837	$49,194	$2,004,576

Myla P. Lai-Goldman Executive Vice President, Chief Scientific Officer and Medical Director	2007	$385,601	$—	$1,559,843	$577,050	$328,188	$130,211	$36,817	$3,017,710

William B. Haas Executive Vice President Esoteric Business	2007	$341,171	$—	$1,033,720	$436,502	$297,069	$83,398	$46,702	$2,238,561

Bradford T. Smith	2007	$540,000	$—	$2,317,826	$1,037,783	$825,492	$293,538	$45,953	$5,060,593
Executive Vice President and Chief Legal Officer	2006	$453,863	$—	$1,338,537	$1,018,856	$595,877	$263,284	$33,736	$3,704,152

(1)	Represents the dollar amount recognized for financial statement reporting purpose for each named executive officer during each respective year, disregarding any estimate of forfeitures relating to service-based vesting conditions. Also reflects an accounting acceleration for Mr. Smith and Dr. Lai-Goldman pursuant to the Transition Policy, as discussed in the Compensation Discussion and Analysis—Termination and Change in Control Payments. For the assumptions made in the valuations, see Note 15 to the Company’s audited financial statements included in its Annual Report on Form 10-K.
(2)	Represents the dollar amount recognized for financial statement reporting purpose for each named executive officer during each respective year, disregarding any estimate of forfeitures relating to service-based vesting conditions. Also reflects an accounting acceleration for Mr. Smith and Dr. Lai-Goldman pursuant to the Transition Policy. For the assumptions made in the valuations, see Note 15 to the Company’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2007.
(3)	Represents the amounts earned by each named executive officer during 2007 pursuant to the Company’s Management Incentive Bonus Plan, annual cash incentive plan. For additional information on these awards for 2007, see the Grants of Plan-Based Awards Table below and the Compensation Discussion & Analysis—Annual Cash Incentive Plan above.
(4)	Represents solely the aggregate change in the actuarial present value of each named executive officer’s accumulated benefit under the Company’s pension plans from December 31, 2005 to December 31, 2006 and from December 31, 2006 to December 31, 2007, respectively. For the assumptions made in the 2007 valuations, see Note 17 to the Company’s audited financial statements included within its Annual Report on Form 10-K. These assumptions change from year to year to reflect current market conditions.
(5)	Includes the actual value and the gross up value, as applicable, of the following perquisites: financial services, executive long-term disability premiums, car allowance, personal liability insurance premiums, annual physical, club membership and security monitoring of home. Also included are the premiums paid by the Company on behalf of Mr. Smith under certain whole life insurance policies. Financial services and club membership amounts are based on the actual amounts paid by the Company or the named executive officer to third party vendors or the club, respectively. Use of the corporate jet is provided by the Company to the named executive officers for both business and personal trips; however, personal use of the corporate jet, while allowed, is strongly discouraged. The incremental cost to the Company of any personal use of the corporate jet would be included in the All Other Compensation column of the Summary Compensation Table; however, in 2007 none of the named executive officers had any personal use of the corporate jet.

The table below details those perquisites that exceeded 10% of the total perquisites offered to the named executive officer during 2007, plus the Company-paid match on each executive’s 401(k) contribution during 2007, the premiums paid by the Company for Mr. Smith’s life insurance policy and the various tax gross-ups on these amounts, as applicable.

Name	Year	Financial Services (a)	Long Term Disability (a)	Life Insurance (a)	Car Allowance (b)	Club Membership (a)	Company- paid 401(k) Match	Tax Gross-up
David P. King	2007	$6,600	$5,640	$—	$14,400	$3,500	$6,750	$11,801
William B. Hayes	2007	$6,744	$4,700	$—	$12,000	$4,000	$6,750	$11,347
Myla P. Lai-Goldman	2007	$6,599	$4,700	$—	$12,000	$—	$6,750	$5,619
William B. Haas	2007	$8,603	$4,735	$—	$12,000	$4,000	$6,750	$10,863
Bradford T. Smith	2007	$6,674	$4,700	$8,299	$12,000	$—	$6,750	$13,467

(a)	The Company grosses up the value of these services to cover the taxes on these expenses. The amounts reflected for these services represent the actual amounts paid.
(b)	Reflects actual pre-tax amount paid to the executive for car allowance. Taxes and withholding are deducted from the amount shown in this column.

GRANTS OF PLAN-BASED AWARDS

During 2007, the following stock option, restricted stock and annual cash incentive awards were made to the named executive officers:

								All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (4)

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David P. King	02/20/07								150,000	$80.37	$2,157,465
	02/20/07							25,000			2,009,250
	03/21/07	$506,250	$1,125,000	$1,631,250

William B. Hayes	02/20/07								55,000	$80.37	$791,070
	02/20/07							13,750			$1,105,087
	03/26/07	$185,000	$400,000	$610,000

Myla P. Lai-Goldman	02/20/07								30,000	$80.37	$431,493
	02/20/07							8,400			$675,108
	03/26/07	$116,426	$291,066	$451,152

William B. Haas	02/20/07								30,000	$80.37	$431,493
	02/20/07							8,400			$675,108
	04/04/07	$103,012	$257,529	$392,731

Bradford T. Smith	02/20/07								70,000	$80.37	$1,006,817
	02/20/07							16,000			$1,285,920
	03/30/07	$303,750	$675,000	$1,063,125

(1)	Amounts represent the possible payouts pursuant to the Annual Incentive Plan as established by the Compensation Committee in February 2007. Actual amounts paid out pursuant to the plan are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. For a discussion of the performance criteria applicable to these awards, see the Compensation Discussion and Analysis—Annual Cash Incentive Plan above.
(2)	Amounts represent restricted stock awards that vest ratably over three years, beginning on the first anniversary of the grant date, based on continued service.
(3)	Amounts represent stock option awards that vest ratably over three years, beginning on the first anniversary of the grant date, based on continued service.
(4)	The amounts shown in this column represent the full grant date fair market value of stock and option awards, as computed in accordance with FAS 123R.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows, as of December 31, 2007, the number of outstanding stock options, restricted stock and performance awards held by the named executive officers:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
David P. King	30,000	—		$39.0000	2/17/2014
	20,000	10,000		$47.8900	3/1/2015	2,800	$211,484	24,300	$1,835,379
	18,333	36,667		$58.5700	2/23/2016	8,667	$654,618
	—	150,000		$80.3700	2/20/2017	25,000	$1,888,250
						1,660	$125,379

William B. Hayes	—	5,000		$47.8900	3/1/2015	1,668	$125,984	15,000	$1,132,950
	—	30,000		$58.5700	2/23/2016	6,667	$503,558	7,500	566,475
	—	55,000		$80.3700	2/20/2017	13,750	$1,038,537
						3,601	$271,983

Myla P. Lai-Goldman	16,800	—		$39.0000	2/17/2014
	10,000	10,000		$47.8900	3/1/2015	2,800	$211,484	24,300	$1,835,379
	10,000	20,000		$58.5700	2/23/2016	5,600	$422,968
	—	30,000		$80.3700	2/20/2017	8,400	$634,452
						12,677	$957,493

William B. Haas	20,000	10,000		$47.8900	3/1/2015	2,800	$211,484	24,300	$1,835,379
	10,000	20,000		$58.5700	2/23/2016	5,600	$422,968
	—	30,000		$80.3700	2/20/2017	8,400	$634,452
						3,601	$271,983

Bradford T. Smith	—	15,000		$47.8900	3/1/2015	3,584	$270,699	32,250	$2,435,842
	—	30,000		$58.5700	2/23/2016	8,334	$629,467
	—	70,000		$80.3700	2/20/2017	16,000	$1,208,480
						26,506	$2,001,998

(1)	The vesting date of unvested stock option awards is set forth beside each option expiration date in the table below. Note that the vesting date provided reflects when the options fully vest. Stock option awards vest ratably over three years beginning on the first anniversary of the grant date.

Option Expiration Date	Option Vesting Date
03/01/15	03/01/08
02/23/16	02/23/09
02/20/17	02/20/10

(2)	Represents restricted stock grants. In the table below, the vesting date is represented beside each unvested restricted stock grant. Note that the vesting date provided reflects the date when the restricted stock fully vests. Beginning with restricted stock granted in 2005, restricted stock vests ratably over three years beginning on the first anniversary of the grant date.

Name	Number of Shares or Units of Stock That Have Not Vested(#)	Vesting Date of Restricted Stock
David P. King	1,660	02/14/08
	2,800	03/1/08
	8,667	02/23/09
	25,000	02/20/10

William B. Hayes	3,601	02/14/08
	1,668	03/1/08
	6,667	02/23/09
	13,750	02/20/10

Myla P. Lai-Goldman	12,677	02/14/08
	2,800	03/1/08
	5,600	02/23/09
	8,400	02/20/10

William B. Haas	3,601	02/14/08
	2,800	03/1/08
	5,600	02/23/09
	8,400	02/20/10

Bradford T. Smith	26,506	02/14/08
	3,584	03/1/08
	8,334	02/23/09
	16,000	02/20/10

(3)	Market value calculated based on the Company’s common stock price on December 31, 2007, which was $75.53 per share, multiplied by the number of shares or units, respectively, for each unvested performance or stock award.
(4)	Represents the performance awards at Target eligible for vesting in 2008, for the performance period ended December 31, 2007 based on the achievement of the performance factors discussed under Compensation Discussion and Analysis—Long-Term Equity Compensation above.

OPTION EXERCISES AND STOCK VESTED

The following chart shows, for 2007, the number and value of stock options exercised and the number and value of vested restricted stock awards for each of the named executive officers:

	Option Awards(1)		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting(#)(3)	Value Realized on Vesting ($)(3)
David P. King	—		8,205	$656,158
William B. Hayes	26,666	$740,373	4,999	$400,220
Myla P. Lai-Goldman	—		7,986	$623,347
William B. Haas	36,666	$1,582,868	5,600	$447,804
Bradford T. Smith	65,000	$2,165,273	14,111	$1,087,613

(1)	All stock option exercises and sales were completed in accordance with an existing 10b5-1 Trading Plan or during an open period.
(2)	The value realized on exercise was based on the instructions in the executive’s 10b5-1 Trading Plan, which specified a transaction at a limit price. The exercise and sale transactions are treated as simultaneous events. Consequently, the value realized was the sale price minus the strike price and multiplied by the number of shares exercised and sold.

(3)	Represents one-third of the restricted stock granted on March 1, 2005, that vested on March 1, 2007, at $79.68 per share, the vesting price and one-third of the restricted stock granted on February 23, 2006, that vested on February 23, 2007 at $80.25 per share, the vesting price. In addition, on February 5, 2007 the residual stock from the February 5, 2001 grant vested at $73.53 per share, except for Mr. King, whose shares vested at $79.60 on September 17, 2007 from a September 17, 2001 grant. In accordance with the 2000 Stock Incentive Plan, the vesting price was the closing market price on the trading day prior to vesting, or in the aforementioned cases, February 28, 2007, February 22, 2007, February 2, 2007 and September 14, 2007.

RETIREMENT BENEFITS

The Company offers a defined benefit plan called the Cash Balance Retirement Plan (the “Cash Balance Plan”). The Cash Balance Plan is offered to substantially all employees, including each of the named executive officers, and is fully funded by the Company both in terms of an annual service credit, which is a percentage of base salary, and an interest credit, currently at 4% per year. Eligibility requirements under the Cash Balance Plan include one year of service (participants enter the plan in either January or July after meeting the service requirement) and the employee must have reached 21 years of age. Each named executive officer has met the eligibility requirements.

The Company also offers a supplemental retirement plan called the Pension Equalization Plan (“PEP”) to our senior and executive officers, including each of the named executive officers. The PEP is an unfunded, non-contributory, non-qualified plan created to provide income continuation benefits at retirement. It makes up for IRS limitations on retirement benefits in our Cash Balance Plan. Requirements of participation include: (a) approval for participation by the CEO, and (b) named as a Senior or Executive Vice President, or operating in the capacity of one, or (c) named as the President and CEO. Each of the named executive officers has met the requirements to participate in the PEP.

Under both the Cash Balance Plan and the PEP, a participant is eligible for benefits at normal retirement at age 65 or early retirement at age 55 subject to reduced benefits for each year under 65. For early retirement at or after age 55 with reduced benefits, there is a reduction of 6% applied to the full retirement benefit for every year under the age of 65. No named executive officer was eligible for early retirement under the plans as of December 31, 2007.

The Cash Balance Plan, as supplemented by the PEP, is designed to provide an employee having 25 years of credited service with an annuity equal to 52% of “final average pay” less 50% of estimated individual Social Security benefits. “Final average pay” is defined as the highest five consecutive years of base salary during the ten years of employment preceding termination or retirement. The participant, if single, has one payment option: ten year certain and life annuity. If married, the participant has two payment options: (a) ten year certain and life annuity; or (b) 50% joint and survivor annuity. The ten year certain and life annuity offers guaranteed minimum payment for ten years. The 50% joint and survivor annuity offers half the annuity payments to the surviving spouse.

The formula for calculating the amount payable to the named executive officers under the Cash Balance Plan, in conjunction with the PEP, is illustrated as follows (ten year certain and life annuity method):

[(0.52) x (Final Average Pay) – (0.50) x (Social Security Benefit)] x [(Credited Service up to 25 years) ÷ (25)]

The amount payable could be less if the participant elected to receive benefits under the 50% joint and survivor annuity option.

There is a small group of participants grandfathered into a retiree medical benefits plan. Mr. Smith and Dr. Lai-Goldman are the only named executive officers who qualify for medical benefits upon retirement. The retiree medical program offers the executive the opportunity to obtain medical benefits at as low as 10% of the Company’s cost.

The following table shows, as of December 31, 2007, the present value of accumulated benefits under our Cash Balance Plan and PEP for each of the named executive officers:

Name	Plan Name	Number of Years Credited Service(#)(1)	Present Value of Accumulated Benefit($)(2)	Payments During Last Fiscal Year($)
David P. King	Cash Balance Plan	5.00	$28,016	$—
	Pension Equalization Plan	6.25	$201,140	$—

William B. Hayes	Cash Balance Plan	10.00	$59,269	$—
	Pension Equalization Plan	11.25	$90,356	$—

Myla P. Lai-Goldman	Cash Balance Plan	17.50	$128,818	$—
	Pension Equalization Plan	17.50	$396,241	$—

William B. Haas	Cash Balance Plan	16.17	$99,220	$—
	Pension Equalization Plan	17.17	$163,777	$—

Bradford T. Smith(3)	Cash Balance Plan	12.75	$88,629	$—
	Pension Equalization Plan	25.00	$1,087,919	$—

(1)	Our Cash Balance Plan is offered to substantially all employees after a year of service and after reaching 21 years of age. Plan entry dates are January and July of each year. The PEP was amended January 1, 2004, to waive the one year service requirement. Because of these two different service crediting provisions, there could be a difference between the Cash Balance Plan service and the PEP service reflected in the column of up to 1.5 years. However, credited years of service equals actual years of service with the Company, subject to the crediting provisions above and other than for Mr. Smith, as set forth in footnote 3 below.
(2)	The calculation of present value of accumulated benefit is based on a normal retirement age of 65 and credited service and certain discount rate and mortality inputs. For the assumptions made in the valuations, see Note 17 to our audited financial statements included within our Annual Report on Form 10-K for the year ended December 31, 2007.
(3)	For purposes of determining Mr. Smith’s rights under the PEP, prior service and compensation with certain acquired or predecessor entities (additional service of 13.25 years) are taken into account.

DEFERRED COMPENSATION PLAN

The Company’s Deferred Compensation Plan (the “DCP”) offers eligible participants, including each of the named executive officers, another vehicle to accumulate savings for retirement. Under the DCP, executives may elect to defer up to 100% of their annual cash incentive pay and/or up to 50% of their annual base compensation. Amounts deferred by a participant are credited to a bookkeeping account maintained on behalf of each participant, which is used for the measurement and determination of amounts to be paid to a participant, or his or her designated beneficiary, pursuant to the terms of the DCP. Deferred amounts are the Company’s general unsecured obligations and are subject to claims by the Company’s creditors. The Company’s general assets or existing rabbi trust may be used to fund payment obligations and pay DCP benefits.

According to the terms of the DCP, a participant has the opportunity to allocate deferred amounts to one or more of ten measurement funds offered. The measurement funds are indexed to externally managed funds inside the Company’s insurance-backed account. Amounts in these accounts can earn variable returns, including negative returns. Deemed earnings on the deferrals are based on these measurement funds and have no guaranteed rate of return.

Under the DCP, a participant may make separate distribution elections with respect to each year’s deferrals. These distribution elections include the ability to elect a single lump-sum payment or 5, 10 or 15 years of annual installment payments for employees who retire from the Company. Non-retirement separations from service generally will result in payments being made in the form of a single lump sum.

The following table summarizes each named executive officers contributions, earnings and aggregate balance under the DCP as of December 31, 2007:

Name	Executive Contributions in Last FY($)(1)	Registrant Contributions in Last FY($)	Aggregate Earnings in Last FY($)(2)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last FYE($)(3)
David P. King	$52,500	$—	$6,830	$—	$245,050
William B. Hayes	$—	$—	$1,562	$—	$31,302
Myla P. Lai-Goldman	$—	$—	$68,603	$—	$674,566
William B. Haas	$169,992	$—	$47,947	$—	$894,411
Bradford T. Smith	$—	$—	$182,721	$—	$1,775,229

(1)	Amounts in this column are included in the Salary column of the Summary Compensation Table above.
(2)	Amounts in this column are not included in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table as they do not qualify as above market or preferential earnings.
(3)	The table below summarizes the amounts in this column that were reported in the Summary Compensation Table for 2007 and in prior years.

Name	Reported in 2007	Reported in Prior Years
David P. King	$52,500	$167,503
William B. Hayes	$—	$21,000
Myla P. Lai-Goldman	$—	$—
William B. Haas	$169,992	$—
Bradford T. Smith	$—	$1,022,717

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The tables that follow provide information related to compensation payable to each named executive officer assuming termination of such executive’s employment on December 31, 2007, or assuming a change of control with corresponding qualifying termination occurred on December 31, 2007. Amounts also assume the price of our common stock was $75.53, the closing price on December 31, 2007.

David P. King	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not for Cause or Good Reason Termination	For Cause Termination	Change-in- Control	Disability	Death
Base Compensation	$—	$—	$—	$1,500,000	$—	$1,250,000	$—	$—
Annual Incentive Bonus	$1,125,000	$1,125,000	$1,125,000	$2,250,000	$—	$3,375,000	$1,125,000	$1,125,000
Excise Tax & Gross-up	$—	$—	$—	$—	$—	$2,908,382	$—	$—
Stock Options	$4,720,086	$4,720,086	$2,857,900	$1,959,628	$1,959,628	$2,857,900	$2,857,900	$2,857,900
Restricted Stock	$2,879,731	$2,879,731	$2,879,731	$—	$—	$2,879,731	$2,879,731	$2,879,731
Performance Shares	$1,835,379	$1,835,379	$1,835,379	$—	$—	$1,835,379	$1,835,379	$1,835,379
401(k) Plan	$177,588	$177,588	$177,588	$177,588	$177,588	$177,588	$177,588	$177,588
Cash Balance Plan	$28,016	$28,016	$28,016	$28,016	$28,016	$28,016	$28,016	$14,008
PEP Plan	$201,140	$184,647	$201,140	$201,140	$201,140	$201,140	$201,140	$100,570
DCP	$245,050	$245,050	$245,050	$245,050	$245,050	$245,050	$245,050	$245,050
Health & Welfare Benefits	$—	$—	$—	$7,210	$—	$7,210	$360,000	$1,000,000

TOTAL	$11,211,990	$11,195,497	$9,349,804	$6,368,632	$2,611,422	$16,765,396	$9,709,804	$10,235,226

William B. Hayes	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not for Cause or Good Reason Termination	For Cause Termination	Change-in- Control	Disability	Death
Base Compensation	$—	$—	$—	$800,000	$—	$1,200,000	$—	$—
Annual Incentive Bonus	$400,000	$400,000	$400,000	$800,000	$—	$1,200,000	$400,000	$400,000
Excise Tax & Gross-up	$—	$—	$—	$—	$—	$1,436,423	$—	$—
Stock Options	$1,232,838	$1,232,838	$647,000	$—	$—	$647,000	$647,000	$647,000
Restricted Stock	$1,940,064	$1,940,064	$1,940,064	$—	$—	$1,940,064	$1,940,064	$1,940,064
Performance Shares	$1,699,425	$1,699,425	$1,699,425	$—	$—	$1,699,425	$1,699,425	$1,699,425
401(k) Plan	$237,305	$237,305	$237,305	$237,305	$237,305	$237,305	$237,305	$237,305
Cash Balance Plan	$59,269	$59,269	$59,269	$59,269	$59,269	$59,269	$59,269	$29,635
PEP Plan	$90,356	$79,587	$90,356	$90,356	$90,356	$90,356	$90,356	$45,178
DCP	$31,302	$31,302	$31,302	$31,302	$31,302	$31,302	$31,302	$31,302
Health & Welfare Benefits	$—	$—	$—	$8,378	$—	$8,378	$300,000	$1,000,000

TOTAL	$5,690,559	$5,679,790	$5,104,721	$2,026,610	$418,232	$8,549,522	$5,404,721	$6,029,908

Myla P. Lai-Goldman	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not for Cause or Good Reason Termination	For Cause Termination	Change-in- Control	Disability	Death
Base Compensation	$—	$—	$—	$776,176	$—	$1,164,264	$—	$—
Annual Incentive Bonus	$291,066	$291,066	$291,066	$582,132	$—	$873,198	$291,066	$291,066
Excise Tax & Gross-up	$—	$—	$—	$—	$—	$—	$—	$—
Stock Options	$1,893,796	$1,893,796	$1,675,304	$1,059,704	$1,059,704	$1,675,304	$1,675,304	$1,675,304
Restricted Stock	$2,226,398	$2,226,398	$2,226,398	$—	$—	$2,226,398	$2,226,398	$2,226,398
Performance Shares	$1,835,379	$1,835,379	$1,835,379	$—	$—	$1,835,379	$1,835,379	$1,835,379
401(k) Plan	$458,817	$458,817	$458,817	$458,817	$458,817	$458,817	$458,817	$458,817
Cash Balance Plan	$128,818	$131,826	$128,818	$128,818	$128,818	$128,818	$128,818	$64,409
PEP Plan	$396,241	$337,930	$396,241	$396,241	$396,241	$396,241	$396,241	$198,120
DCP	$674,566	$674,566	$674,566	$674,566	$674,566	$674,566	$674,566	$674,566
Health & Welfare Benefits	$—	$—	$—	$—	$—	$—	$300,000	$1,000,000

TOTAL	$7,905,081	$7,849,778	$7,686,589	$4,076,454	$2,718,146	$9,432,985	$7,986,589	$8,424,059

William B. Haas	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not for Cause or Good Reason Termination	For Cause Termination	Change-in- Control	Disability	Death
Base Compensation	$—	$—	$—	$686,744	$—	$1,030,116	$—	$—
Annual Incentive Bonus	$257,529	$257,529	$257,529	$515,058	$—	$772,587	$343,372	$343,372
Excise Tax & Gross-up	$—	$—	$—	$—	$—	$1,152,091	$—	$—
Stock Options	$1,556,492	$1,556,492	$1,338,000	$722,400	$722,400	$1,338,000	$1,338,000	$1,338,000
Restricted Stock	$1,540,888	$1,540,888	$1,540,888	$—	$—	$1,540,888	$1,540,888	$1,540,888
Performance Shares	$1,835,379	$1,835,379	$1,835,379	$—	$—	$1,835,379	$1,835,379	$1,835,379
401(k) Plan	$395,693	$395,693	$395,693	$395,693	$395,693	$395,693	$395,693	$395,693
Cash Balance Plan	$99,220	$99,012	$99,220	$99,220	$99,220	$99,220	$99,220	$49,610
PEP Plan	$163,777	$145,057	$163,777	$163,777	$163,777	$163,777	$163,777	$81,889
DCP	$894,412	$894,412	$894,412	$894,412	$894,412	$894,412	$894,412	$894,412
Health & Welfare Benefits	$—	$—	$—	$8,512	$—	$8,512	$300,000	$1,000,000

TOTAL	$6,743,390	$6,724,462	$6,524,898	$3,485,816	$2,275,502	$9,230,675	$6,910,741	$7,479,242

Bradford T. Smith	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not for Cause or Good Reason Termination	For Cause Termination	Change-in- Control	Disability	Death
Base Compensation	$—	$—	$—	$1,080,000	$—	$1,620,000	$—	$—
Annual Incentive Bonus	$675,000	$675,000	$675,000	$1,350,000	$—	$2,025,000	$675,000	$675,000
Excise Tax & Gross-up	$—	$—	$—	$—	$—	$—	$—	$—
Stock Options	$1,610,716	$1,610,716	$923,400	$—	$—	$923,400	$923,400	$923,400
Restricted Stock	$4,110,644	$4,110,644	$4,110,644	$—	$—	$4,110,644	$4,110,644	$4,110,644
Performance Shares	$2,435,843	$2,435,843	$2,435,843	$—	$—	$2,435,843	$2,435,843	$2,435,843
401(k) Plan	$265,667	$265,667	$265,667	$265,667	$265,667	$265,667	$265,667	$265,667
Cash Balance Plan	$88,629	$88,629	$88,629	$88,629	$88,629	$88,629	$88,629	$44,315
PEP Plan	$1,087,909	$1,003,233	$1,087,909	$1,087,909	$1,087,909	$1,087,909	$1,087,909	$543,955
DCP	$1,775,229	$1,775,229	$1,775,229	$1,775,229	$1,775,229	$1,775,229	$1,775,229	$1,775,229
Health & Welfare Benefits	$26,957	$26,957	$26,957	$34,302	$26,957	$34,302	$326,957	$1,400,002

TOTAL	$12,076,593	$11,991,917	$11,389,277	$5,681,735	$3,244,390	$14,366,622	$11,689,277	$12,174,053

Base Compensation and Annual Incentive Bonus. No additional base compensation amounts are payable for terminations due to the following: voluntary termination, early retirement, normal retirement, for cause termination, disability or death. A pro-rated annual bonus payment may be made for each of the termination events mentioned in the tables above, except a for cause termination. Assuming that the executive leaves December 31, 2007, a full-year target annual bonus payment is reflected in the tables. These annual bonus amounts are also included, for each named executive officer, in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. Provisions for base compensation and annual bonus payments in the event of an involuntary not for cause or good reason termination or a change-in-control are detailed in the Master Senior Executive Severance Plan described below.

Master Senior Executive Severance Plan. The Severance Plan provides the Company’s named executive officers (as well as our other executive vice presidents and senior vice presidents) with severance payments upon a “qualifying termination” with a higher level of severance payments in the event that the “qualifying termination” occurs within three years following a change in control. A “qualifying termination” is generally defined as involuntary termination without cause or voluntary termination with “good reason.” “Good reason” is defined as a reduction in base salary or targeted bonus as a percentage of salary, relocation to an office location more than 75 miles from the employee’s current office without consent of the employee, a material reduction in job responsibilities or transfer to another job without the consent of the employee.

In addition to the severance payment multiples shown below, the executive is also eligible for up to six months of paid health benefits pursuant to COBRA following a qualifying termination.

	Change-in-Control	Qualifying Termination
CEO	3x (annual salary + target bonus)	2x (annual salary + target bonus)
Executive Vice Presidents	3x (annual salary + target bonus)	2x (annual salary + target bonus)
Senior Vice Presidents	1x (annual salary + target bonus)	1x (annual salary + target bonus)

If severance payments payable by the Company become subject to the excise tax on “excess parachute payments” imposed by Section 4999 of the Internal Revenue Code (“IRC”) or additional tax under Section 409A of the IRC, the Company is required to reimburse the executive for the amount of such excise tax (and the income and excise taxes on such reimbursement). Excise tax payments and gross-ups in the “Change-in-Control” column for Messrs. Hayes and King assume the achievement of the performance targets for the performance awards vesting in 2008.

Stock Incentive Plan. In the event an executive’s employment terminates (other than by reason of death, disability, normal retirement or change-in-control), stock options that are vested at the time of termination may be exercised within three months of termination. All unvested stock options, restricted stock and performance awards immediately expire. For terminations related to for cause, involuntary not for cause or good reason (as generally defined in the Master Senior Executive Severance Plan), the value was determined by multiplying the gain using a December 31, 2007 market price by the number of vested shares.

For executives covered by the Transition Policy (described below), which includes each of the named executive officers, stock options, restricted stock and performance awards continue to vest through the vesting period as if the executive were still employed. Valuation in the event of a voluntary termination or early retirement is based on the intrinsic value for vested shares and Black-Scholes valuation for unvested shares and a December 31, 2007 market price for restricted stock and performance awards.

In the event that an executive’s employment terminates by reason of death, disability, normal retirement or change-in-control, then the vesting of all stock options, restricted stock and performance share awards granted accelerates and these become immediately vested. For these types of terminations, the value in the tables was determined by multiplying the gain using a December 31, 2007 market price by the number of vested shares.

Transition Policy. Under the Transition Policy for the named executive officers, previously granted stock options, restricted stock and performance awards continue to vest through the vesting period in accordance with the terms of the grant as if the terminated executive were still employed for purposes of vesting.

401(k) Plan. Any amounts vested under the qualified savings plan may be left in the plan account or may be rolled over to a qualified tax-deferred account of the executive’s choosing. Any amounts withdrawn from the savings plan prior to age 59 1/2 may be subject to an early withdrawal penalty. If the executive leaves the vested balance in the plan account, withdrawals must begin by age 70 1/2.

Cash Balance Plan. Payment at termination is the same as set forth for each officer in the Present Value of Accumulated Benefit column in the Pension Benefits Table above, regardless of reason, except for death, which pays at 50% of such value.

PEP Plan. PEP payments are subject to Section 409(A) of the IRC and require a six-month waiting period following separation of service before distribution of the first payment.

DCP. The DCP was amended to grandfather participants prior to 2004 to remove the six-month waiting period for distributions following separation of service. Distribution elections made after 2004 require a six-month waiting period following separation of service before distribution of the first payment, as required by Section 409A of the IRC. Otherwise, distribution elections include the ability to elect a single lump-sum payment or 5, 10 or 15 years of annual installment payments for employees who retire from the Company. Non-retirement distributions are paid in the form of single lump sum or annual installments up to five years. The amounts in the tables above are also reflected in Aggregate Balance column of the Non-Qualified Deferred Compensation Table above.

Health and Welfare Benefits. In the event of a qualifying termination under the Master Senior Executive Severance Plan, the executive is also eligible for up to six months of Company-paid COBRA.

In the event a named executive officer dies while an active employee, his or her estate will receive $1 million from the Company’s group term life plan. In addition, eligible, enrolled dependents will receive COBRA continuation of coverage for the first six months following the executive’s death (not included in the tables above). In addition, if the executive was traveling on Company business at the time of death, the estate will also receive $1 million of business travel accident insurance (not included in the tables above).

If an executive becomes disabled (i.e., he is not able to perform the material duties of his own occupation solely because of disease or injury), Mr. King is generally eligible for a $30,000 per month benefit payable until the earlier of (a) age 65 if the period of disability starts prior to the age of 60, or (b) the length of the disability. The other named executive officers are generally eligible for a $25,000 per month benefit also payable until the earlier of (a) age 65 if the period of disability starts prior to the age of 60, or (b) the length of the disability.

Whole life insurance policies. We pay premiums on behalf of Mr. Smith under certain whole life insurance policies. Under the terms of the insurance policies, Mr. Smith, upon termination of his employment, may elect to continue coverage by paying the annual premium, elect to receive the cash value of the policy, or elect to receive a paid-up policy based on premiums paid through the end of the policy year. The cash surrender value is included in the tables above in the Health & Welfare Benefits line and is $30,323. In the event of death, Mr. Smith is covered for $400,000.

Perquisites. All perquisites offered to the named executive officers immediately terminate upon the executive’s termination, except for the financial planning service which is extended to each named executive officer for one year post-termination. The one-year limit for financial planning services is $20,000 for Mr. King and $10,000 for each of the other named executive officers. These amounts are not reflected in the tables above.

DIRECTOR COMPENSATION

For 2007, elements of non-employee director compensation included the following:

•	Annual Retainer—$40,000 paid to each non-employee director on a monthly basis, payable half in cash ($20,000) and half in fully vested common stock ($20,000).

•	Meeting Fees—$2,000 paid to each non-employee director for each Board meeting attended and each Committee meeting attended of which they are a member.

•

Committee Chair Retainer—Committee Chairs receive $10,000 annually, paid on a monthly basis, for chairing one of the four Committees of the Board of Directors: Audit, Compensation, Quality and Compliance and Nominating & Corporate Governance.

•

Total Equity Compensation—Each non-employee director receives, on the date of the annual meeting of shareholders, an annual grant of (a) restricted stock equivalent to dividing $50,000 by the closing market price on the trading day prior to the grant date as required by our shareholder-approved 2000 Stock Incentive Plan, and (b) stock options in an amount equivalent to dividing $77,000 by the closing market price on the trading day prior to the grant date as required by our shareholder-approved 2000 Stock Incentive Plan. The annual restricted stock awards vest in equal one-third increments over three years, beginning on the first anniversary of the grant date. The annual option awards vest in equal one-third increments over three years, beginning on the first anniversary of the grant date, and if unexercised, expire 10 years after the date of grant, subject to their earlier termination.

The Company’s Board compensation is targeted at the median (50th percentile) of our peer group (as discussed under Compensation Discussion and Analysis—Benchmarking above).

Each director is reimbursed for his or her reasonable out-of-pocket expenses incurred in connection with travel to and from, and attendance at, meetings of the Board of Directors or its committees, as well as for related activities such as director education courses and materials.

The compensation paid by the Company to the non-employee directors for 2007 is set forth in the table below.

Name	Fees Earned or Paid in Cash($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)	All Other Compensation ($)(4)	Total($)
Thomas P. Mac Mahon	$44,000	$30,546	$5,715			$150,636	$230,897
Kerrii B. Anderson	$68,000	$47,208	$14,811			$636	$130,655
Jean-Luc Bélingard	$78,000	$62,874	$32,713			$636	$174,223
Wendy E. Lane	$78,000	$62,874	$32,713			$636	$174,223
Robert E. Mittelstaedt	$78,000	$62,874	$32,713			$636	$174,223
Arthur M. Rubenstein	$70,000	$64,553	$31,692			$636	$166,881
Andrew G. Wallace (retired)	$21,500	$39,621	$26,998			$207	$88,326
M. Keith Weikel	$73,500	$62,874	$32,713			$570	$169,657
R. Sanders Williams(5)	$32,500	$23,253	$5,715			$429	$61,897

(1)	Includes retainer payments of $20,000 each, except for M. Keith Weikel who received $18,333, R. Sanders Williams who received $12,500 and Andrew G. Wallace who received $7,500. Also includes Committee Chair retainer payments of $10,000 each to Wendy Lane, Jean-Luc Bélingard and Robert Mittelstaedt, and $9,167 to M. Keith Weikel.

(2)	Half of the annual retainer payment, or $20,000, is payable in shares of fully vested common stock. Differences between $20,000 and the amount reflected in the table are due to fractional cash payments. The full grant date fair value of each restricted stock award in 2007 was $49,962 (excludes fractional cash, which is reflected in “All Other Compensation”), computed in accordance of FAS 123(R). Amounts represent the dollar amount recognized for financial statement reporting purposes for each director in 2007, disregarding any estimates based on forfeitures related to service-based vesting conditions. For a discussion of the assumptions made in these valuations, see Note 14 to the Company’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2007.

The aggregate number of shares of restricted stock held by each director as of December 31, 2007 was as follows: Mr. Mac Mahon-113,693; Ms. Anderson—1,206; Mr. Bélingard—1,540; Ms. Lane—1,540; Mr. Mittelstaedt—1,540; Dr. Rubenstein—1,540; Dr. Wallace—0; Dr. Weikel—1,540; and Dr. Williams—644.

(3)	The full grant date fair value of each stock option award in 2007 was $25,720, computed in accordance of FAS 123(R). Amounts in the table represent the dollar amount recognized for financial statement reporting purposes for each director in 2007, disregarding any estimates based on forfeitures related to service-based vesting conditions. For a discussion of the assumptions made in these valuations, see Note 14 to the Company’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2007.

The aggregate number of vested and exercisable stock options held by each director as of December 31, 2007 was as follows: Mr. Mac Mahon-896,532; Ms. Anderson—432; Mr. Bélingard—13,345; Ms. Lane—13,345; Mr. Mittelstaedt—13,345; Dr. Rubenstein—3,016; Dr. Wallace-5,828; Dr. Weikel—5,490; and Dr. Williams—0.

The aggregate number of unvested stock options held by each director as of December 31, 2007 was as follows: Mr. Mac Mahon—175,993; Ms. Anderson—1,856; Mr. Bélingard—2,370; Ms. Lane—2,370; Mr. Mittelstaedt—2,370; Dr. Rubenstein—2,370; Dr. Wallace—0; Dr. Weikel—2,370; and Dr. Williams—992.

(4)	Includes fractional cash paid in connection with the issuance of the stock portion of the annual retainer payment, stock options and restricted stock.

For Mr. Mac Mahon, includes $150,000 representing payment for his consulting services in 2007. For description of the consulting agreement, see Related Party Transactions.

(5)	Does not include the $3,000 payment made to Dr. Williams in March 2007 in connection with his prior membership on the Company’s Scientific Advisory Board. Dr. Williams became a member of the member of the Company’s Board in May 2007.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are set forth in the preceding section. There are no members of the Compensation Committee who were officers or employees of the Company or any of its subsidiaries during the 2007 fiscal year, were formerly officers of the Company, or had any relationship otherwise requiring disclosure hereunder.

Equity Compensation Plan Information

The following table summarizes the Company’s equity compensation plan information as of December 31, 2007. All equity compensation plans have been approved by Company shareholders, except in the case of equity compensation plans approved by shareholders of companies acquired by the Company as described in footnote (1) below.

Plan Category	Common shares to be issued upon exercise of outstanding options, warrants, and rights		Weighted-average exercise price of outstanding options, warrants and rights	Common shares available for future issuance under equity compensation plans (excluding securities reflected in column A)
	A		B	C
Equity compensation plans approved by Company shareholders(1)	4,666,724	(2)	$57.00	1,457,462	(3)
Equity compensation plans not approved by Company shareholders	—		—	—

(1)	Not included in this total are stock option awards from Dynacare, Inc. representing 276,990 shares of underlying common stock, which were assumed in connection with acquisition transactions by the Company. These options were issued under the Dynacare, Inc. Amended and Restated Employee Stock Option Plan, which were approved by Dynacare, Inc. shareholders when the plan was initially implemented. At December 31, 2007, there were options to purchase 6,352 shares of the Company’s common stock outstanding under this plan and the weighted-average exercise price of outstanding options was $27.92. The Company does not intend to issue new awards under this plan.

Also not included in this total are stock option awards from Dianon Systems, Inc., representing 690,116 shares of underlying common stock, which were assumed in connection with acquisition transactions by the Company. These options were issued under the Dianon Systems, Inc. 1996 Stock Incentive Plan; Dianon Systems, Inc. 1999 Stock Incentive Plan; the Dianon Systems, Inc. 2000 Stock Incentive Plan; Dianon Systems, Inc. 2001 Stock Incentive Plan; and the UroCor Second Amended and Restated 1992 Stock Option Plan, which were approved by the Dianon Systems, Inc., and the UroCor, Inc. shareholders when the plans were initially implemented. At December 31, 2007, there were options to purchase 27,178 shares of the Company’s common stock outstanding under these plans and the weighted-average exercise price of outstanding options was $25.83. The Company does not intend to issue new awards under these plans.

(2)	Includes options to purchase shares outstanding under the Laboratory Corporation of America Holdings 2000 Stock Incentive Plan, the Laboratory Corporation of America Holdings Amended and Restated 1999 Stock Incentive Plan, the Laboratory Corporation of America Holdings 1994 Stock Option Plan, and the Laboratory Corporation of America Holdings 1988 Stock Option Plan.

(3)	Includes 458,451 shares available for future issuance under the Laboratory Corporation of America Holdings 2000 Stock Incentive Plan, 48,954 shares available for future issuance under the Laboratory Corporation of America Holdings 1995 Stock Plan for Non-employee Directors, and 949,967 shares available for future issuance under the Laboratory Corporation of America Holdings 1997 Employee Stock Purchase Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

The following table sets forth as of March 14, 2008, the total number of shares of Common Stock beneficially owned, and the percent so owned, by (i) each director of the Company, (ii) each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (iii) the officers named in the “Summary Compensation Table” set forth above, and (iv) all current directors and Executive Officers as a group. The number of shares owned are those “beneficially owned,” as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares of Common Stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security, or pursuant to the automatic termination of power of attorney or revocation of trust, discretionary account or similar arrangement. Except as otherwise indicated below, the persons named in the table have sole voting and investment power with respect to the shares beneficially owned by them as set forth opposite their respective names.

Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Class
T. Rowe Price Associates, Inc.	8,098,731	(1)	7.1%
100 E. Pratt Street Baltimore, Maryland 21202
Chieftain Capital Management, Inc.	7,838,604	(2)	6.9%
12 East 49th Street New York, New York 10017
Longview Asset Management, LLC	7,584,731	(3)	6.7%
222 N. LaSalle St., Suite 2000 Chicago, Illinois 60601
Thomas P. Mac Mahon	1,148,081	(4,5,6)	1.0%
Kerrii B. Anderson	3,631	(4,5,6)	*
Jean-Luc Bélingard	35,099	(4,5,6)	*
Wendy E. Lane	35,640	(4,5,6)	*
Robert E. Mittelstaedt, Jr.	21,809	(4,5,6)	*
Arthur H. Rubenstein	7,751	(4,5,6)	*
M. Keith Weikel	12,411	(4,5,6)	*
R. Sanders Williams	868	(4,5,6)	*
David P. King	244,590	(4,5,6)	*
William B. Hayes	96,509	(4,5,6)	*
Myla P. Lai-Goldman	115,184	(4,5,6)	*
William B. Haas	122,301	(4,5,6)	*
Bradford T. Smith	105,906	(4,5,6)	*
All directors and Executive Officers as a group (15 persons)	2,007,184	(4,5,6)	1.8%

*	Less than 1%
(1)	As reported on Schedule 13G filed with the SEC on February 14, 2008, on behalf of T. Rowe Price Associates, Inc. (“Price Associates”). Price Associates is a registered investment advisor with sole voting power for 2,035,031 and sole dispositive power for 8,098,881 of the above listed shares. These securities are owned by various individual institutional investors which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote these securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(2)	As reported on Schedule 13G filed with the SEC on February 14, 2008, on behalf of Chieftain Capital Management, Inc. (“Chieftain”). Chieftain is a registered investment advisor with shared voting power for 7,838,604 of the above listed shares.

(3)	As reported on Schedule 13G filed with the SEC on February 14, 2008, on behalf of Longview Asset Management, LLC (“Longview”). Longview is a registered investment advisor with shared voting power for 7,584,731 of the above listed shares.
(4)	Beneficial ownership by directors and officers of the Company includes shares of Common Stock, which such officers have the right to acquire upon the exercise of options which either are vested or which may vest within 60 days of March 14, 2008. The number of shares of Common Stock included in the table as beneficially owned which are subject to such options is as follows: Mr. Mac Mahon—868,466; Mr. King—146,666; Mr. Haas—60,000; Mr. Hayes—38,333; Dr. Lai-Goldman—50,000; Mr. Smith—23,333; Ms. Anderson—432; Mr. Bélingard—13,345; Ms. Lane—13,345; Mr. Mittelstaedt—13,345; Dr. Rubenstein—3,016; Dr. Weikel—5,490; Dr. Williams—0; all directors and Executive Officers as a group—1,252,437.
(5)	Includes shares of Restricted Common Stock. The number of shares of Restricted Common Stock included in the table is as follows: Mr. Mac Mahon—14,078; Mr. King—38,201; Mr. Haas—12,000; Mr. Hayes—18,801; Dr. Lai-Goldman—12,500; Mr. Smith—22,534; Ms. Anderson—1,206; Mr. Bélingard—1,540; Ms. Lane—1,540; Mr. Mittelstaedt—1,540; Dr. Rubenstein—1,540; Dr. Weikel—1,540; Dr. Williams—644; all directors and Executive Officers as a group—152,466.
(6)	Includes shares of Performance Common Stock. The number of shares of Performance Common Stock included in the table is as follows: Mr. Mac Mahon—211,575; Mr. King—42,525; Mr. Haas—42,525; Mr. Hayes—39,375; Dr. Lai-Goldman—42,525; Mr. Smith—56,437; all directors and Executive Officers as a group—446,512.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) requires the Company’s Executive Officers, directors and persons who own more than 10% of the Company’s equity securities to file reports on ownership and changes in ownership with the SEC and the securities exchanges on which its equity securities are registered. Additionally, SEC regulations require that the Company identify in its proxy statements any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. To the Company’s knowledge, based solely on a review of reports furnished to it, all Section 16(a) filing requirements applicable to its Executive Officers, directors and more than 10% beneficial owners were complied with, except that Mr. King filed on February 14, 2008 a Form 5 reporting a single transaction representing his gifting of 375 shares of Common Stock that inadvertently was not reported on Form 5 for the fiscal year ended December 31, 2006.

PROPOSAL TWO: APPROVAL OF THE MANAGEMENT INCENTIVE BONUS PLAN

The Board of Directors recommends that the stockholders approve the Company’s Management Incentive Bonus Plan (the “Incentive Plan”) in the form attached hereto as Annex II for the plan year beginning 2008. The following description of the principal features of the Incentive Plan is qualified by reference to the Incentive Plan. If approved by stockholders, the Incentive Plan will provide incentives for senior executives and other key employees whose performance in fulfilling the responsibilities of their positions can have a major impact on the profitability and future growth of the Company and its subsidiaries. The Company is seeking approval of the Incentive Plan so that payments made under the Plan will be exempt from the operation of Section 162(m) (as discussed below) and, therefore, qualify as deductible compensation by the Company.

The Incentive Plan must be administered by a committee (for the purposes of this section, the “Committee”) of two or more “outside” directors designated by the Board of Directors to the extent necessary to comply with Code Section 162(m). The Board of Directors has appointed the Compensation Committee as the Committee to administer the Incentive Plan. The Committee will have full authority to interpret the Incentive Plan and to adopt such rules and regulations deemed necessary by the Committee to effect the purposes of the Incentive Plan. The Committee, however, may not exercise any such authority if such action would have the effect of increasing the amount of an award under the Incentive Plan to any officer defined as a “covered employee” (each a “Covered Employee”) under Section 162(m), if such action would be impermissible under Section 162(m). The Covered Employees generally include the Chief Executive Officer and the other three most highly compensated officers of the Company (other than the Chief Financial Officer) who are officers on the last day of the fiscal year and are listed in the compensation tables of the Company’s proxy statement for the annual meeting following the year in which such compensation is paid. The Committee has the sole discretion to select officers or other employees of the Company or the Company’s subsidiaries who will be eligible to earn awards under the Incentive Plan for that award year. The Committee also has the authority to determine the amount of such awards and any conditions under which they may be earned. The Executive Committee of the Company shall be authorized to implement the Incentive Plan in accordance with its terms and to take such ministerial actions as shall be necessary to effectuate the intent and purpose thereof.

Target awards, expressed as a percentage of base salary, will be based upon the achievement of specified levels of the Performance Measures (as defined in the Incentive Plan) that are selected by the Compensation Committee and will be paid in the form of cash. The Performance Measures are earnings before interest, income taxes, depreciation and amortization, return on capital, return on equity, net income, earnings per share, days sales outstanding, revenue growth, expense control, individual performance, which may be determined on a corporate, regional or subregional basis, as applicable, or any combination of the foregoing; provided, however, individual performance may not be used as a Performance Measure for a Covered Employee. Such awards are nontransferable and non-assignable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order prior to the payment of an award. Subject to the discretion of the Committee to reduce such amount, the amount payable with respect to any award to any Covered Employee under the Incentive Plan for any year will not exceed $5,000,000. Payments to a Covered Employee are contingent upon the Committee’s certifying the achievement of performance measures for the applicable performance period. Where special factors are present, the Committee, in its sole discretion, may adjust the performance measures used to determine payments under the Incentive Plan, except that such adjustments shall be disregarded for purposes of calculating the amount that may be paid to a Covered Employee under the Incentive Plan to the extent required by Section 162(m). The Committee may reduce or eliminate an award amount to a Covered Employee. In the event of a “change in control” (as defined in the Incentive Plan), all Target Awards (also as defined in the Incentive Plan) shall become payable in full.

Under the Incentive Plan, and as designated by the Committee, any employee of the Company or the Company’s subsidiaries may participate in the Plan and receive award(s) thereunder. This includes the Chief Executive Officer and all of the other executive officers and approximately 400 other key employees.

Acting by a majority vote, the Board of Directors may terminate or amend, in whole or in part, the Incentive Plan. Upon such whole or partial termination of the Incentive Plan the Committee may, in its sole discretion, direct the payment to participants of any awards not already paid out prior to the respective dates upon which payments would otherwise be made, in a lump sum or installments. The Board of Directors may delegate to the Committee any or all of its authority relating to amending or terminating the Incentive Plan. However, any amendment to the Incentive Plan that would affect any Covered Employee must be approved by the Company’s stockholders if required by Section 162(m).

Discussion of Federal Income Tax Consequences

Section 162(m) limits the corporate income tax deduction for publicly held companies to $1,000,000 in any tax year for compensation paid to each of the Chief Executive Officer and the three highest paid executive officers apart from the Chief Executive Officer and the Chief Financial Officer. This rule applies to all deductible compensation, including the deduction arising from the payment of annual bonuses. Various forms of compensation are exempted from this deduction limitation, including payments that are (i) subject to the attainment of pre-established objective performance goals, (ii) established and administered by a committee of outside directors, and (iii) approved by the stockholders. To qualify for this exemption, the payments, or the plans pursuant to which payments are made, must be approved by a company’s stockholders every five years. Upon approval of the Incentive Plan by the stockholders, the Board of Directors believes, but can give no assurance, that payments made under the Incentive Plan will qualify for exemption from the operation of Section 162(m) and, therefore, will qualify as deductible compensation by the Company. Awards are taxable to the recipient when paid as compensation income.

The Board of Directors of the Company recommends that stockholders vote “FOR” approval and adoption of the Management Incentive Bonus Plan Amendment.

PROPOSAL THREE: APPROVAL OF THE 2008 STOCK INCENTIVE PLAN

On March 20, 2008, the Board of Directors adopted the Laboratory Corporation of America Holdings 2008 Stock Incentive Plan (the “Plan”) pursuant to which 9 million shares are available under the Plan, plus any shares which remain available for grants of awards under the Amended and Restated 1999 Stock Incentive Plan and the 1994 Stock Option Plan, and the 2000 Stock Incentive Plan (the “Prior Plans”). The summary description herein of the principle features of the Plan is qualified by reference to the Plan. As of March 14, 2008, approximately 19,351,470 shares, split adjusted, had been issued under Prior Plans, and 458,451 shares were available from Prior Plans for future issuance. A copy of the Plan is attached hereto as Annex III.

The purpose of the Plan is to attract and retain the best available employees and directors for the Company and to encourage the highest level of performance by such persons, thereby enhancing the value of the Company for the benefit of its stockholders. The Plan is also intended to motivate such persons to contribute to the Company’s future growth and profitability, to reward the performance of these individuals and increase the proprietary and vested interest of all such persons in the growth and performance of the Company in a manner that provides them with a means to increase their holdings of Common Stock and aligns their interests with the interests of the stockholders of the Company. Potentially all employees (approximately 26,000), officers and directors of the Company are eligible to participate in the Plan. As of March 14, 2008, the closing price of our common stock was $75.05 per share. There are currently no participants in the 2008 Stock Incentive Plan. Because participation in, and the types of awards that may be made under, the 2008 Stock Incentive Plan are subject to the discretion of the Compensation Committee, the benefits or amounts that will be received by any participant or groups of participants are not currently determinable. As of March 14, 2008, there were approximately 7 executive officers, 26,000 employees and 8 non-employee directors of the Company and its subsidiaries who were eligible to participate in the 2008 Stock Incentive Plan.

The exercise price of incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and non-qualified stock options (“NSOs”) (“Option Price”) may not be less than 100% of the fair market value of the shares of Common Stock on the date of grant, except that, in the case of an ISO granted to an individual who, at the time the ISO is granted, owns shares possessing more than 10% of the total combined voting power of all classes of Common Stock, the Option Price may not be less than 110% of the fair market value. The Option Price of, and the number of shares covered by, each option will not change during the life of the option, except for adjustments to reflect stock dividends, splits, other recapitalizations or reclassifications or changes affecting the number or kind of outstanding shares. Stock appreciation rights, restricted stock, and performance awards may also be granted under the Plan.

Except as otherwise provided in an award agreement, in the case of an NSO, no award may be transferred by an optionee except by will or the laws of descent and distribution. Options may be exercised in whole or in installments and must be exercised within a fixed period, which period may not exceed 10 years from the date of the option grant in the case of ISOs. In the case of ISOs granted to any holder on the date of the grant of more than 10% of the total combined voting power of all classes of stock of the Company, the options must be exercised within five years from the date of grant of the option. Options may expire before the end of the option period due to termination of service with the Company.

The exercise costs related to shares of Common Stock purchased upon the exercise of an option are to be paid for in cash, shares of Common Stock, or by a combination of cash and such shares.

The Compensation Committee may also award:

•	restricted stock, which are shares of Common Stock subject to restrictions.

•	stock units, which are Common Stock units subject to restrictions.

•

stock appreciation rights, which are a right to receive a number of shares or, in the discretion of the Compensation Committee, an amount in cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the Compensation Committee.

•

performance and annual incentive awards, ultimately payable in Common Stock or cash, as determined by the Compensation Committee. The Compensation Committee may grant awards subject to achievement of specified goals tied to business criteria (described below). Awards to individuals who are covered under Section 162(m) of the Code, or who the Compensation Committee designates as likely to be covered in the future, will comply with the requirement that payments to such employees qualify as performance-based compensation under Section 162(m) of the Code to the extent that the Compensation Committee so designates. Such employees include the Chief Executive Officer and any of the other three most highly compensated executive officers (other than the Chief Financial Officer) determined at the end of each year (the “covered employees”)

Section 162(m) of the Code. Section 162(m) of the Code limits publicly-held companies such as the Company to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, performance-based compensation is excluded from this limitation. The 2008 Stock Incentive Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

To qualify as performance-based under Section 162(m):

(i) the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

(ii) the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

(iii) the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by shareholders of the corporation before payment is made in a separate vote; and

(iv) the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

In the case of compensation attributable to stock options, the performance goal requirement (summarized in (i) above) is deemed satisfied, and the certification requirement (summarized in (iv) above) is inapplicable, if the grant or award is made by the compensation committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant.

Under the 2008 Stock Incentive Plan, one or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries, operating units or divisions (except with respect to the stock price, total stockholder return and earnings or book value per share criteria), are used exclusively by the Compensation Committee in establishing performance goals:

•	earnings before interest, taxes, depreciation and/or amortization;

•	operating income or profit;

•	return on equity, assets, capital, capital employed, or investment;

•	after tax operating income;

•	net income;

•	earnings or book value per share;

•	cash flow(s);

•	total sales or revenues or sales or revenues per employee;

•	stock price or total stockholder return;

•	dividends;

•

strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or shares outstanding, or to assets or net assets.

Under the Code, a director is an “outside director” of the Company if he or she is not a current employee of the Company; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of the Company; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest), remuneration from the Company in any capacity other than as a director.

The shares of Common Stock to be delivered under the Plan will be made available from the authorized but unissued shares of Common Stock or from shares that have been or may be reacquired by the Company and have been registered by the Company with the Commission on Form S-8 and will be freely tradable, subject to applicable restrictions under Section 16 of the Exchange Act.

The annual per participant limitation for grants of options and stock appreciation rights is 300,000 shares. The maximum annual number of shares in respect of which performance-based restricted shares and performance awards may be granted to any participant under the plan is 200,000 and the maximum annual amount of any such award settled per participant in cash is $5 million. These limits, and the other per participant limitations, are subject to adjustment in the event of changes in the Company’s capitalization.

The Plan is administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to it and to make all other determinations necessary or advisable for its administration. The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive.

In the event of a stock split, stock dividend, recapitalization, subdivision or combination of the shares of Common Stock or other change in corporate structure affecting the shares of Common Stock, the number of shares of Common Stock authorized by the Plan shall be increased or decreased proportionately, as the case may be.

No award may be granted under the Plan after May 6, 2018.

The Plan may be amended by the Compensation Committee as it deems advisable or to conform to any change in any law or regulation applicable thereto; provided, that amendments will be submitted to stockholders for approval to the extent required by applicable law or as otherwise determined to be appropriate by the Committee. Stockholder approval is required for any action that may be treated as a repricing under the rules and regulations of the principal securities market on which the common stock is traded. The Board of Directors has the authority to terminate the Plan.

There has been no decision with respect to the number or terms of options that may be granted following stockholder approval of the 2008 Stock Incentive Plan or the number or identity of future optionees under the Plan.

Federal Income Tax Consequences. The following summary generally describes the federal income tax consequences to optionees and the Company and is based on current laws and regulations. The summary is general in nature and is not intended to cover all tax consequences that could apply to a particular individual or the Company. Additionally, the summary does not cover any state or local tax consequences of participation in the Plan.

Generally, when an optionee exercises an NSO, the difference between the option price and any higher fair market value of the shares of Common Stock on the date of exercise will be ordinary income to the optionee and will be generally allowed as a deduction for federal income tax purposes to the Company. Any gain or loss realized by an optionee on disposition of the Common Stock acquired upon exercise of an NSO will generally be capital gain or loss to such optionee, long-term or short-term depending on the holding period, and will not result in any additional tax consequences to the Company. The optionee’s basis in the shares of Common Stock is determined generally at the time of exercise.

When an optionee exercises an ISO while employed by the Company or a subsidiary or within three months (one year for disability and without limit for death) after termination of employment, no ordinary income will be recognized by the optionee at that time, but the excess (if any) of the fair market value of the shares of Common Stock acquired upon such exercise over the Option Price will be an adjustment to taxable income for purposes of the federal alternative minimum tax applicable to individuals. If the shares of Common Stock acquired upon exercise of the ISO are not disposed of prior to the expiration of one year after the date of acquisition and two years after the date of grant of the option, the excess (if any) of the sales proceeds over the aggregate Option Price of such shares of Common Stock will be long-term capital gain, but the Company will not be entitled to any tax deduction with respect to such gain. Generally, if the shares of Common Stock are disposed of prior to the expiration of such periods (a “Disqualifying Disposition”), the excess of the fair market value of such shares at the time of exercise over the aggregate Option Price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if realized, would be recognized) will be ordinary income at the time of such Disqualifying Disposition (and the employer will generally be entitled to a federal income tax deduction in a like amount). Any gain realized by the optionee as the result of a Disqualifying Disposition that exceeds the amount treated as ownership income will be capital in nature, long-term or short-term depending on the holding period. If an ISO is exercised more than three months (one year for disability and without limit for death) after termination of employment, the tax consequences are the same as described above for NSOs.

Certain additional special rules apply if the exercise price for an option is paid in shares of Common Stock previously owned by the optionee rather than in cash.

ACCORDINGLY, EACH OPTIONEE SHOULD CONSULT HIS OR HER TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF INCENTIVE PLAN AWARDS, AS WELL AS THE USE OF SHARES FOR EXERCISE, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL, OR FOREIGN INCOME TAX AND OTHER LAWS.

When a participant exercises stock appreciation rights, the amount of cash and the fair market value of property received (including Shares), unless the property is subject to transfer restrictions or forfeiture, will be ordinary income to the participant and will generally be allowed as a deduction for federal income tax purposes to the Company or a subsidiary.

In the absence of an election by a participant under Section 83(b) of the Code, the grant of restricted shares will not result in taxable income to the participant or a deduction to the Company or its subsidiary or affiliate in the year of the grant. The value of such restricted shares will be taxed to a participant in the year in which the restrictions lapse. Alternatively, a participant may elect to treat as income in the year of grant the fair market value of the restricted shares on the date of grant, provided the participant makes an election under Section 83(b) of the Code within thirty days after the date of such grant. If such an election were made, a participant would not be allowed to deduct at a later date the amount included as taxable income if he/she should forfeit the restricted shares to the Company or its subsidiary or affiliate. Generally, the amount of ordinary income recognized by a participant is deductible by the Company or its subsidiary or affiliate in the year the income is recognized by the participant. If the participant does not make an election under Section 83(b) of the Code, dividends paid on the shares prior to the lapse of restrictions on such shares will be taxable to the participant as additional compensation in the year received free of restrictions, and the Company or its subsidiary or affiliate will generally be allowed a corresponding deduction.

There are no immediate tax consequences of receiving an award of stock units under the 2008 Stock Incentive Plan. A grantee who is awarded stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, the Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

In general, the grant of performance awards will not result in taxable income to the participant or a deduction to the Company or its subsidiary or affiliate in the year of the grant. The value of the award will be taxed to a participant in the year in which the award is settled, and the Company will generally receive a deduction in the same amount.

Section 280(G). To the extent payments which are contingent on a change in control are determined to exceed certain Code limitations, they may be subject to a 20% nondeductible excise tax and the Company’s deduction with respect to the associated compensation expense may be disallowed in whole or in part.

Section 409A. The Company intends for awards granted under the plan to comply with Section 409A of the Code. To the extent a grantee would be subject to the additional 20% excise tax imposed on certain nonqualified deferred compensation plans as a result of a provision of an award under the plan, the provision will be deemed amended to the minimum extent necessary to avoid application of the 20% excise tax.

The Board of Directors of the Company recommends that stockholders vote “FOR” approval and adoption of the 2008 Stock Incentive Plan.

PROPOSAL FOUR: AMENDMENT TO THE 1997 EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors has adopted and recommends that the stockholders approve amendments to the 1997 Employee Stock Purchase Plan (the “Stock Purchase Plan”) to extend the termination date from December 31, 2008 to December 31, 2012. The shareholders originally approved the Stock Purchase Plan at the November 20, 1996 annual meeting of stockholders and subsequently amended it authorizing additional shares at the June 16, 1999 annual meeting of stockholders and amended it authorizing additional shares and an extension of the termination date at the May 12, 2004 annual meeting of stockholders. The Stock Purchase Plan is designed to give all eligible employees an increased personal interest in the success and progress of the Company by encouraging their ownership of Common Stock of the Company. A copy of the Plan, as proposed to be amended, is attached hereto as Annex IV.

The maximum number of shares of the Company’s Common Stock subject to the Stock Purchase Plan is 4,500,000 shares, as adjusted for any stock dividends, stock splits or other stock changes. As of March 14, 2008, approximately 3,550,033 shares had been issued under the Stock Purchase Plan and 949,967 shares were available for issuance under the plan.

The Stock Purchase Plan provides for the granting of options to all eligible employees of the Company and its subsidiaries, both officers and non-officers, entitling them to purchase shares of the Common Stock of the Company at a discounted price. All employees of the Company and its subsidiaries will be eligible to participate in the Stock Purchase Plan, except part-time and temporary employees and employees owning 5% or more of the total voting power or value of all classes of stock of the Company. Under the Stock Purchase Plan, only those directors and nominees for director who are full-time employees of the Company or a subsidiary are eligible to participate.

For each six-month period (an “Offering Period”) commencing January 1 or July 1 (the “Offering Date”) during the term of the Stock Purchase Plan, each eligible employee receives an option to purchase up to the largest whole number of shares obtained by dividing (i) between one and ten percent (as specified by the employee) of such employee’s compensation for the Offering Period by (ii) the Option Price (as defined below). At the end of an Offering Period, on either June 30 or December 31 (the “Exercise Date”), the amount deducted from each eligible employee’s compensation during the Offering Period is used to purchase shares of the Company’s Common Stock for the benefit of that employee. The price at which the shares will be purchased (the “Option Price”) will be 85% of the fair market value of a share of Common Stock on the Offering Date or the Exercise Date, whichever is lower. Generally, fair market value will be the average of the high and low sales prices of the Common Stock on that date.

Prior to the Exercise Date, the amounts deducted from an employee’s salary may be used by the Company for general corporate purposes but will be recorded as being in separate accounts (“Purchase Accounts”) for each employee. Other than terminating their participation, employees may not change the level of their participation with respect to an Offering Period during such Offering Period. The aggregate fair market value of all shares of the Company which an employee has an option to purchase under the Stock Purchase Plan may not exceed $25,000 in any calendar year.

The Stock Purchase Plan provides that if an employee’s employment terminates for any reason other than death, then such employee’s options terminate immediately and all funds deducted from the employee’s compensation during the current Offering Period will be paid to the employee. Options are not transferable except by will or by the laws of descent and distribution, and will be exercisable during the employee’s lifetime only by such employee.

The Stock Purchase Plan provides that options will become immediately exercisable in full upon the occurrence of certain events involving a change in control of the Company. Such events include: the adoption of a plan of merger or similar transaction involving the Company in which the Company’s stockholders would receive less than 50% of the voting stock of the surviving corporation; the approval by the Board of Directors of the sale or transfer by the Company of a majority of the stock of a significant subsidiary of the Company or substantially all of the Company’s or such a subsidiary’s assets; certain acquisitions of more than 20% of the Common Stock by any person or group other than a person or group who beneficially owned, as of the Offering Date, more than 5% of the Common Stock unless prior approval of the Board of Directors is received; certain significant changes in the membership of the Board of Directors; or any other transaction that would constitute a change in control required to be reported by the Company in a proxy statement. In addition, upon the approval of the dissolution or liquidation of the Company, all options shall become exercisable in full. Upon the dissolution or liquidation of the Company, or upon the consummation of a merger or consolidation in which the Company’s stockholders do not receive at least 50% of the voting stock of the resulting corporation, all options not exercised shall terminate, but the participating employees will have the option of purchasing the shares or being paid the amount designated in their Purchase Accounts prior to such occurrence.

The date for the initial grant of options under the Stock Purchase Plan was January 1, 1997. The Stock Purchase Plan will terminate December 31, 2008, unless the requested extension to December 31, 2012 is approved by the shareholders at this annual meeting. The Stock Purchase Plan is administered by the Compensation Committee of the Board of Directors of the Company. The Committee is empowered to prescribe rules and regulations for such administration and to decide questions with respect to the interpretation or application of the Plan. In addition, the Committee will have the authority to alter, amend, suspend or discontinue the Stock Purchase Plan at any time without notice, except that no such action may adversely affect the rights of any participating employee. In addition, the Committee may not increase the number of shares of Common Stock issuable under the Stock Purchase Plan, change the formula determining the price at which options may be exercised or increase the maximum number of shares an eligible employee may purchase under the Stock Purchase Plan. Furthermore, the Stock Purchase Plan is designed to meet the requirements of Rule 16b-3 under the Exchange Act with respect to participation by insiders of the Company, and, in accordance therewith, certain amendments may require the approval of the Company’s stockholders.

Options will be granted on the condition that a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Common Stock to be issued subject to such option has become effective and a copy of the prospectus has been delivered to each participant.

Options under the Stock Purchase Plan will be statutory stock options of the kind recognized by Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). For federal income tax purposes, neither the grant nor the exercise of the options will be a taxable event to the participants. The disposition, however, of the shares acquired through the exercise of the options will be a taxable event. The tax consequences of such a disposition will depend upon the respective holding periods of the options and options shares. The statutory holding period for the Stock Purchase Plan is the later of two years after the Offering Date or one year from the date of transfer of the stock to the employee.

If a disposition of the shares is made after the end of the holding period, a portion of the gain, if any, will be taxed as ordinary income, which portion will be determined by subtracting the option price from the lesser of (a) the fair market value of the shares on the date the option was granted or (b) the fair market value of the shares on the disposition date. The remaining portion of the gain, if any, will be taxed as capital gain for federal income tax purposes. When the holding period described above is met, the Company is not allowed to deduct any amount for federal income tax purposes with respect to the issuance or exercise of the options or the sale of the underlying shares.

If a disposition of the shares is made before the end of the holding period, the amount of the gain which will be taxed as ordinary income will be determined by subtracting the option price from the fair market value of the shares on the date on which the option was exercised. The amount treated as ordinary income would be added to the employee’s basis in calculating whether any capital gain or loss is to be recognized on the disposition. In the year of such early disposition, the Company will generally be entitled to a business deduction for federal income tax purposes in an amount equal to the ordinary income.

The Stock Purchase Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

The number of shares of the Company’s Common Stock that will be purchased under the Stock Purchase Plan by its employees if it is amended cannot be estimated by the Company. The number of shares purchased by the participants of the Stock Purchase Plan for fiscal year 2007 was 164,933.

The Board of Directors of the Company recommends that the stockholders vote FOR approval and adoption of the ESPP Amendment.

PROPOSAL FIVE: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed, for shareholder ratification, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) to audit the accounts of the Company for the year ending December 31, 2008. For the year ended December 31, 2007, the Company’s accounts were audited by PricewaterhouseCoopers.

PricewaterhouseCoopers’ report on the financial statements of the Company for the year ended December 31, 2007 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

To the knowledge of management and the Audit Committee, in connection with the audit of the Company’s financial statements for the year ended December 31, 2007, there were no disagreements with PricewaterhouseCoopers on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedure which, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused PricewaterhouseCoopers to make reference to the matter in its reports.

Representatives of PricewaterhouseCoopers will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of PricewaterhouseCoopers as the Company’s independent registered public accounting firm is not required by the Company’s By-Laws or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the appointment of PricewaterhouseCoopers as the Company’s independent registered public accounting firm for the year ending December 31, 2008, the Audit Committee will consider whether to retain that firm for such year.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers for the years ended December 31, 2007 and 2006, were:

	2007	2006
Audit Fees	$1,004,845	$1,171,000
Audit Related Fees	20,500	36,000
Tax Fees	40,000	40,000
All Other Fees	70,000	—

Total	$1,135,345	$1,247,000

The Audit Fees for the years ended December 31, 2007 and 2006, respectively, were for professional services rendered (including reimbursement for out-of-pocket expenses) for the audits of the consolidated financial statements of the Company ($1,004,845 and $1,085,000 for 2007 and 2006, respectively) and the issuance of comfort letters, consents and review of documents filed with the SEC ($0 and $86,000 for 2007 and 2006, respectively). Audit fees also include fees for professional services rendered for the audits of (i) management’s assessment of the effectiveness of internal controls over financial reporting and (ii) the effectiveness of internal control over financial reporting.

The Audit Related Fees for the year ended December 31, 2007 were primarily for certain accounting consultations.

Tax Fees for the year ended December 31, 2007 were for services related to tax compliance, tax planning and tax advice.

All Other Fees for the year ended December 31, 2007, were for any services not included in the first three categories, including fees for software implementation/maintenance services and human resources services, among others.

The Audit Committee has considered the non-audit-related services rendered and believes that they are compatible with maintaining PricewaterhouseCoopers’ independence.

The Audit Committee must approve, in advance, the provision by the Company’s independent registered public accounting firm of all services, whether or not related to the audit. All of the services for which fees were paid as described in the above tables were pre-approved by the Audit Committee.

The Board of Directors of the Company recommends that stockholders vote “FOR” the ratification of the appointment of PricewaterhouseCoopers as the Company’s independent registered public accounting firm for 2008.

AUDIT COMMITTEE’S REPORT

The Audit Committee of the Board of Directors was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee, comprised entirely of non-management directors, held eight meetings during 2007. The Board of Directors considered the “independence” and “financial literacy” of each of the Audit Committee members, as set forth under the rules of the Listing Standards and the SEC and has concluded that its Audit Committee members satisfy the current requirements of the Listing Standards and the SEC. The Board of Directors further concluded that Wendy E. Lane and Kerrii B. Anderson are “audit committee financial experts” as defined by SEC rules and each has the “accounting or related financial management expertise” required by the Listing Standards.

The Audit Committee met with the independent registered public accountants, management, and internal auditors with respect to whether each was carrying out its respective responsibilities. The Audit Committee reviewed the performance and fees of the independent registered public accountants prior to recommending their appointment, and met with them to discuss the scope and results of their audit work, including the adequacy of internal controls and the quality of financial reporting. The Audit Committee reviewed and discussed with management the Company’s audited financial statements. The Audit Committee discussed with the independent registered public accountants the matters required to be discussed by Statement of Accounting Standards No. 61, Communications with Audit Committees, as amended by SAS No. 90 Audit Committee Communications, including their judgments regarding the quality and acceptability of the Company’s accounting principles, the clarity of its disclosures and the degree of aggressiveness or conservatism of its accounting principles and underlying estimates and other communications required. The Audit Committee discussed with and received the written disclosures and a letter from the independent registered public accountants confirming their independence, as required by Independence Standards Board Standard No. 1. Both the independent registered public accountants and the internal auditors had full access to the Audit Committee and vice versa, including regular meetings without management present. On the basis of the reviews and discussions referenced above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Form 10-K for filing with the SEC.

As part of its duties, the Audit Committee also considers whether the provision of services other than audit services by PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, is compatible with maintaining the accountant’s independence. The Audit Committee considered the compatibility of the non-audit-related services performed by PricewaterhouseCoopers LLP and determined that the registered public accounting firm’s independence has been maintained. See “Proposal Five: Ratification of Independent Registered Public Accounting Firm.”

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s internal auditors are responsible to the Audit Committee for testing the integrity of the financial accounting and reporting control systems and such other matters as the Audit Committee and the Board of Directors determine. The Company’s independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s responsibility to conduct auditing or accounting reviews or procedures. Therefore, the Audit Committee has relied, without independent verification, on (a) management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States, (b) the representations of the independent registered public accounting firm appearing in the registered public accounting firm’s report on the Company’s financial statements and (c) the representations of management that the internal control systems are effective.

THE AUDIT COMMITTEE

Wendy E. Lane, Chairman

Kerrii B. Anderson

Robert E. Mittelstaedt, Jr.

Arthur H. Rubenstein

STOCKHOLDER PROPOSALS

Under the rules and regulations of the SEC as currently in effect, any holder of at least $2,000 in market value, or 1% of Common Stock held continuously for at least one year by the date of the proposal submitted, who desires to have a proposal presented in the Company’s proxy material for use in connection with the annual meeting of stockholders to be held in 2009 must transmit that proposal (along with his name, address, the number of shares of Common Stock that he holds of record or beneficially, the dates upon which the securities were acquired and documentary support for a claim of beneficial ownership) in writing as set forth below. Such holder must continue to hold his Common Stock through the date of the meeting. Proposals of stockholders intended to be presented at the 2009 annual meeting and included in the Company’s proxy materials must be received by Bradford T. Smith, Secretary, Laboratory Corporation of America Holdings, 358 South Main Street, Burlington, North Carolina 27215, no later than December 8, 2008.

Regarding stockholder proposals intended to be presented at the 2009 Annual Meeting but not included in the Company’s proxy statement, stockholders must give the Company notice no later than February 16, 2009 of their proposals in order to be considered timely under applicable SEC rules. Notice shall be given in the form and manner described in the paragraph above. The persons named as proxies in the enclosed proxy card may vote in their discretion on any proposals for which timely notice is not received in the manner described above.

Holders of Common Stock who want to have proposals submitted for consideration at future meetings of stockholders should consult the applicable rules and regulations of the SEC with respect to such proposals, including the permissible number and length of proposals and other matters governed by such rules and regulations.

HOUSEHOLDING

As permitted by the Exchange Act, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of this proxy statement and annual report unless one or more of these stockholders provides notification of their desire to receive individual copies. This procedure will reduce our printing costs and postage fees. Stockholders who participate in householding will continue to receive separate proxy cards.

If you and other stockholders of record with whom you share an address currently receive multiple copies of annual reports and/or proxy statements, or if you hold stock in more than one account and in either case, you wish to receive only a single copy of the annual report or proxy statement for your household, please contact our transfer agent (in writing: American Stock Transfer and Trust Company, Shareholder Services, 6201 Fifteenth Avenue, Brooklyn, NY 11219; by telephone: 800-937-5449) with the names in which all accounts are registered.

If you participate in householding and wish to receive a separate copy of the 2007 annual report or this Proxy Statement, or if you wish to receive separate copies of future annual reports or proxy statements, please contact American Stock Transfer and Trust Company at the above address or phone number. We will deliver the requested documents to you promptly upon your request.

Beneficial stockholders can request information about householding from their banks, brokers or other holders of record.

You may also obtain an on-line version of the proxy statement at www.labcorp.com.

ADDITIONAL INFORMATION

The Company will make available a copy of the Annual Report on Form 10-K for the year ended December 31, 2007 and any quarterly reports on Form 10-Q filed thereafter, without charge, upon written request to the Secretary, Laboratory Corporation of America Holdings, 358 South Main Street, Burlington, North Carolina 27215. Each such request must set forth a good faith representation that, as of the Record Date (March 14, 2008), the person making the request was a beneficial owner of Common Stock entitled to vote.

To ensure timely delivery of such document(s) prior to the annual meeting, any request(s) should be submitted promptly to the Company.

OTHER BUSINESS

The Company knows of no other matters that may come before the Annual Meeting. However, if any such matters properly come before the Annual Meeting, the individuals named in the proxies will vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Bradford T. Smith

Secretary

March 25, 2008

ANNEX I

LABORATORY CORPORATION OF AMERICA HOLDINGS

INDEPENDENCE STANDARDS

Pursuant to Section 303A.02 of the New York Stock Exchange (“NYSE”) Listing Standards (the “Listing Standards”), in order for a director to qualify as “independent,” the Board of Directors of Laboratory Corporation of America Holdings (the “Company”) must affirmatively determine that the director has no material relationship with the Company that would impair the director’s independence. The Listing Standards permit the Board of Directors to adopt categorical standards to be used in connection with this purpose, and the Board of Directors has adopted the following standards for determining whether there is a material relationship that would impair independence:

i. The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company.

ii. The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

iii. (A) The director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

iv. The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

v. The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount that, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

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ANNEX II

LABORATORY CORPORATION OF AMERICA HOLDINGS

MANAGEMENT INCENTIVE BONUS PLAN

As Amended and Restated Effective March 20, 2008

SECTION 1. Purpose.

The purpose of the Laboratory Corporation of America Holdings Management Incentive Bonus Plan (the “Plan”), formerly known as the Annual Bonus Incentive Plan, is to promote the profitability of Laboratory Corporation of America Holdings (the “Company”) and its Subsidiaries by providing senior executives and other key employees with cash awards based on the achievement of annual short-term goals.

SECTION 2. Definitions.

For the purposes of the Plan, the following terms shall have the meanings indicated:

“Award” shall mean the grant of an award by the Committee to a Participant.

“Award Year” shall mean any fiscal year with respect to the Company’s performance in which an Award is granted.

“Base Salary” shall mean as to any Award Year a Participant’s annual salary rate.

“Board of Directors” shall mean the Board of Directors of the Company.

“Change in Control” shall mean an event of a nature that:

(i) any “person” (as the term is defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, “the Exchange Act”) who is not now presently but becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the Company’s outstanding securities except for any securities purchased by any tax-qualified employee benefit plan of the Company; or

(ii) individuals who constitute the Board of Directors on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company’s stockholders was approved by the Incumbent Board, shall be for purposes of this clause (ii), considered as though he or she were a member of the Incumbent Board; or

(iii) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Company or similar transaction occurs in which the Company is not the resulting entity; or

(iv) a proxy statement soliciting proxies from shareholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations, as a result of which the outstanding shares of two class of securities not issued by the Company shall be distributed.

“Committee” shall mean the Committee designated pursuant to Section 3. Until otherwise determined by the Board of Directors, the Compensation Committee designated by the Board of Directors shall be the Committee under the Plan.

“Common Equity” shall mean the common stockholders’ equity appearing on the Company’s audited consolidated balance sheets as of the end of the fiscal year prior to the beginning of the Award Year in question.

“Covered Officer” as of a particular date shall mean (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m) of the Internal Revenue Code; provided, however, that the term “Covered Officer” shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, is reasonably expected to be such a “covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid.

“Days Sales Outstanding” (“DSO”) shall mean the quotient of the net accounts receivable amount divided by the average daily sales based on a 360-day year.

“Disability” shall mean a Participant’s inability to engage in any substantial gainful activity by reason of medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

“Earnings Per Share” shall mean the Company’s earnings per share of common stock as determined for purposes of the Company’s audited consolidated statement of operations for the Award Year.

“EBITDA” shall mean earnings before interest expense, income tax, depreciation and amortization as determined in accordance with generally accepted accounting principles.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Long Term Debt” shall mean the sum of total preferred stock plus total long-term debt of the Company, as determined for purposes of the Company’s audited consolidated balance sheets for the Award Year in question.

“Net Income” shall mean the consolidated net income of the Company as determined for purposes of the Company’s audited consolidated statement of operations for the Award Year; provided Net Income shall be increased or reduced by the after-tax earnings impact of each of the following items if they occur during an Award Year:

(i) the cumulative effect of changes in accounting principles for the Award Year required by the Financial Accounting Standards Board, the Securities and Exchange Commission or any other governing body that sets accounting standards, as determined for purposes of the Company’s audited consolidated statements of operations or the notes thereto;

(ii) the cumulative effect of changes in the tax law occurring during the Award Year as determined for purposes of the Company’s audited consolidated statements of operations or the notes thereto;

(iii) extraordinary items, as defined under generally accepted accounting principles, during the Award Year as determined for purposes of the Company’s audited consolidated statements of operations;

(iv) gain or loss from discontinued operations; and

(v) nonrecurring items, as defined under generally accepted accounting principles, during the Award Year as determined for purposes of the Company’s audited consolidated statements of operations or the notes thereto.

“Participant” shall mean a senior executive or other key employee of the Company selected by the Committee in accordance with Section 4 or Section 6 who receives an Award.

“Performance Goals” shall mean the levels of Performance Measures required to be achieved by a Participant in order to earn an Award. Notwithstanding anything in the Plan to the contrary, no Performance Goal shall be deemed achieved if its effect would be to compromise the quality of service provided by the Company or if it is accomplished in a manner which violates any policy of the Company, including without limitation, any legal or ethical compliance policy.

“Performance Measures” shall include without limitation, EBITDA, ROC, ROE, Net Income, Earnings Per Share, DSO, revenue growth, expense control, individual performance, which may be determined on a corporate, regional or subregional basis, as applicable, or any combination of the foregoing; provided, however, individual performance may not be used as a Performance Measure for a Covered Officer.

“Retirement” shall mean a Participant’s termination of employment in accordance with the provisions of the Company’s Employee Retirement Plan at such Participant’s Normal Retirement Date, as defined in such Plan.

“ROC” shall mean the percentage equivalent to a fraction resulting from dividing (i) Net Income by (ii) the sum of Common Equity plus Long Term Debt.

“ROE” shall mean the percentage equivalent to the fraction resulting from dividing (i) Net Income by (ii) Common Equity.

“Section 162(m)” shall mean Section 162(m) of the Internal Revenue Code of 1986 and the rules and other authorities thereunder promulgated by the Internal Revenue Service of the Department of the Treasury.

“Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an option, each of such corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain

“Target Award” shall mean the amount, expressed as a percentage of Base Salary, which will be earned by a Participant if target Performance Goals are achieved.

SECTION 3. Administration.

(a) Subject to the authority and powers of the Board of Directors in relation to the Plan as hereinafter provided, the Plan shall be administered by a Committee designated by the Board of Directors which, to the extent necessary to satisfy Section 162(m) shall consist of two or more members of the Board of Directors each of whom is an “outside director” within the meaning of Section 162(m). The Committee shall have full authority to interpret the Plan and from time to time to adopt such rules and regulations for carrying out the Plan as it may deem best; provided, however, that the Committee may not exercise any authority otherwise granted to it hereunder if such action would have the effect of increasing the amount of an Award which has been earned hereunder by any Covered Officer.

(b) All determinations by the Committee shall be made by the affirmative vote of a majority of its members, but any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. All decisions by the Committee pursuant to the provisions of the Plan and all orders or resolutions of the Board of Directors pursuant thereto shall be final, conclusive and binding on all persons, including the Participants, the Company and shareholders.

SECTION 4. Eligibility for and Payment of Awards.

(a) Subject to the provisions of the Plan, in each Award Year the Committee may select officers or employees (including officers or employees who are also directors) of the Company who will be eligible to earn Awards under the Plan with respect to such Award Year, and determine the amount of such Participant’s Target Awards and the conditions under which such Target Awards may be earned.

(b) Awards that are earned with respect to any Award Year shall be paid in cash to Participants in such amounts and at such times as are determined by the Committee. Notwithstanding the foregoing, such amounts shall be paid between January 1 and March 15 of the year following the year in which such amounts were earned.

(c) Except as otherwise determined by the Committee, no portion of any Target Award may be earned unless a Participant is employed by the Company at the time of payment. In the event the employment of a Participant is terminated by reason of death, Disability or Retirement prior to the payment of any Award, provided such Participant shall have been actively employed by the Company for at least six months during the Award Year, the Committee may provide that such Participant shall receive a prorated payout of the Award, payable at the time such payment would have been made in the absence of a termination of employment; payments to Participants with less than six months of active employment during the Award Year shall be made at the sole discretion of the Committee. In the event the employment of a Participant is terminated for reasons other than death, Disability or Retirement prior to the payment of any Award, payments, if any, to Participants shall be made at the sole discretion of the Committee. Notwithstanding the foregoing, for Award Years beginning after January 1, 2009, in the event the employment of a Participant who is a Covered Officer for the Award Year is terminated by reason of Retirement, payments will be made to the Participant only to the extent the Performance Goals for that period have been achieved.

(d) Subject to Section 6, in the event of a Change in Control of the Company, Target Awards shall be payable in full.

SECTION 5. Awards.

(a) Subject to Section 6, the Target Award and the applicable Performance Measures and Performance Goals for each Participant and their relative weightings shall be established by the Committee or its delegate before the beginning of the Award Year with respect to which the Award under the Plan is to be earned or as soon as practicable thereafter. Subject to Section 6, the individual performance portion of an Award may be increased or decreased on a Participant-by-Participant basis based on the achievement of other financial or non-financial goals as evaluated by the Committee (with the advice of the Chief Executive Officer) in its sole discretion.

(b) Subject to Section 6, notwithstanding the foregoing, the Committee shall have the discretion to cancel, withhold, defer or reduce any Award earned, and no participant shall have any contractual right under the Plan to the award of any amount hereunder.

SECTION 6. Special Provisions Relating to Covered Officers.

(a) The Target Award and the Performance Measures and Performance Goals for each Covered Officer and their relative weightings shall be established by the Committee at such time as may be required by Section 162(m).

(b) The maximum Award opportunity for each Covered Officer in any Award Year is $5,000,000.

(c) No Covered Officer shall receive any payment with respect to an Award unless the members of the Committee shall have certified that the Performance Goals have been achieved.

(d) The Committee shall have the authority in its discretion to reduce an Award otherwise earned by any Covered Officer under the terms of the Plan; however, the Committee shall have no discretion under this Plan to increase the amount of any Award earned in accordance with the provisions of the Plan or to take any action in administering the Plan that would have such effect.

SECTION 7. General Provisions.

(a) If Performance Goals for any year shall have been affected by special factors (including material changes in accounting policies or practices, material acquisitions or dispositions of property, or other unusual items) which in the Committee’s judgment should or should not be taken into account, in whole or in part, in the equitable administration of the Plan, the Committee may, for any purpose of the Plan, adjust the Performance Goals and make payments accordingly under the Plan.

(b) Notwithstanding the provisions of subparagraph (a) above, any adjustments made in accordance with or for the purposes of subparagraph (a) shall be disregarded if and to the extent that such adjustments would not satisfy the requirements of Section 162(m).

(c) No portion of any Award under the Plan may be assigned or transferred prior to the payment thereof.

(d) All payments made pursuant to the Plan shall be subject to withholding in respect of income and other taxes required by law to be withheld, in accordance with procedures to be established by the Committee.

(e) The selection of an individual for participation in the Plan shall not give such Participant any right to be retained in the employ of the Company, and the right of the Company to dismiss or discharge any such Participant, or to terminate any arrangement pursuant to which any such Participant provides services to the Company, is specifically reserved. The benefits provided for Participants under the Plan shall be in addition to, and shall in no way preclude, other forms of compensation to or in respect of such Participants.

(f) The Board of Directors and the Committee shall be entitled to rely on the advice of counsel and other experts, including the independent public accountants for the Company. No member of the Board of Directors or of the Committee or any officers of the Company shall be liable for any act or failure to act under the Plan, except in circumstances involving bad faith on the part of such member or officer.

(g) Nothing contained in the Plan shall prevent the Company or any affiliate of the Company from adopting or continuing in effect other compensation arrangements, which arrangements may be either generally applicable or applicable only in specific cases.

SECTION 8. Amendment and Termination of the Plan; Compliance With Section 162(m).

The Board of Directors may at any time terminate, in whole or in part, or from time to time amend the Plan. In the event of such termination, in whole or in part, of the Plan, the Committee may in its sole discretion direct the payment to Participants of any Awards not theretofore paid out prior to the respective dates upon which payments would otherwise be made hereunder to such Participants, in a lump sum or installments as the Committee shall prescribe with respect to each such Participant. The Board may at any time and from time to time delegate to the Committee any or all of its authority under this Section 8. Any amendment to the Plan that would affect any Covered Officer shall be approved by the Company’s shareholders if required by and in accordance with Section 162(m).

This Plan is intended to comply with Section 409A of the Code (“Section 409A”), or an exemption to Section 409A. To the extent that the Board of Directors determines that a Participant would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A as a result of any provision of this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board of Directors.

ANNEX III

LABORATORY CORPORATION OF AMERICA HOLDINGS

2008 STOCK INCENTIVE PLAN

Effective March 20, 2008

1. Purpose; Restrictions on Amount Available under this Plan.

This 2008 Stock Incentive Plan (this “Plan”) is intended to encourage stock ownership by employees, consultants, and non-employee directors of Laboratory Corporation of America Holdings (the “Company”) and employees and consultants of Affiliate Corporations (as defined in Section 2(a) hereof), so that they may acquire or increase their proprietary interest in the Company, and to encourage such employees, consultants and non-employee directors to remain in the employ and/or service of the Company and to put forth maximum efforts for the success of the business of the Company. It is further intended that options granted by the Committee pursuant to Section 6 of this Plan shall constitute “incentive stock options” (“Incentive Stock Options”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder (the “Code”), and options granted by the Committee pursuant to Sections 7 and 8 of this Plan shall constitute “nonqualified stock options” (“Nonqualified Stock Options”). Grants under this Plan may consist of Incentive Stock Options, Nonqualified Stock Options (collectively, “Options”), stock appreciation rights (“Rights”), which Rights may be either granted in conjunction with Options (“Related Rights”) or unaccompanied by Options (“Free Standing Rights”), restricted stock awards (“Restricted Shares”), restricted stock units (“Stock Units”) or performance awards (“Performance Awards”), as hereinafter set forth.

2. Definitions.

As used in this Plan, the following words and phrases shall have the meanings indicated:

(a) “Affiliate Corporation” or “Affiliate” shall mean any corporation, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company.

(b) “Award” shall mean an Option, a Right, Restricted Share, Stock Unit or Performance Award granted hereunder.

(c) “Award Agreement” shall have the meaning set forth in Section 3 hereof.

(d) “Change in Control” shall mean an event of a nature that:

(i) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than any tax-qualified employee benefit plan of the Company) owning 30% or more of the combined voting power of all classes of stock of the Company; or

(ii) individuals who constitute the Board of Directors on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company’s stockholders was approved by the Incumbent Board, shall be for purposes of this clause (ii), considered as though he or she were a member of the Incumbent Board;; or

(iii) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity; or

(iv) sale of substantially all of the assets of the Company to another person or entity.

(e) “Common Stock” shall mean shares of the Company’s common stock, par value $0.10 per share.

(f) “Covered Officer” as of a particular date shall mean (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of

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Section 162(m) of the Code; provided, however, that the term “Covered Officer” shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid.

(g) “Disability” shall mean a Participant’s inability to engage in any substantial gainful activity by reason of medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

(h) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(i) “Fair Market Value” per share as of a particular date shall mean (i) the closing sales price per share of Common Stock on a national securities exchange on that date (or if there were no reported prices on such date, on the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded on an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market on that date (or if there were no reported prices on such date, on the last preceding date on which there was a sale of such Common Stock in such market), or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee in its discretion may determine.

(j) “Parent Corporation” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting an Award, each of such corporations (other than the Company) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(k) “Participant” shall have the meaning set forth in Section 4 hereof.

(l) “Prior Plans” shall mean the Laboratory Corporation of America Holdings Amended and Restated 1999 Stock Incentive Plan, the Laboratory Corporation of America Holdings 1994 Stock Option Plan and the Laboratory Corporation of America Holdings 2000 Stock Incentive Plan, as amended and restated April 3, 2002.

(m) “Retirement” shall mean a Participant’s termination of employment in accordance with the provisions of the Company’s Employee Retirement Plan at such Participant’s Normal Retirement Date, as defined in such Plan.

(n) “Subsidiary Corporation” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an option, each of such corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(o) “Ten Percent Stockholder” shall mean a Participant who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent Corporation or Subsidiary Corporations.

3. Administration.

This Plan shall be administered by a committee (the “Committee”) appointed by the Board of Directors of the Company (the “Board”), which shall be comprised of two or more persons, each of whom shall qualify as a (i) a “Non-Employee Director” as described in Rule 16b-3(b)(3)(i) promulgated under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director” for purposes of the rules and regulations of the New York Stock Exchange.

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The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of this Plan, to administer this Plan and to exercise all the powers and authorities either specifically granted to it under this Plan or necessary or advisable in the administration of this Plan, including, without limitation, the authority to grant Awards; to designate Participants; to determine the type or types of Awards to be granted to a Participant; to determine which Options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; to determine which Rights (if any) shall be granted in conjunction with Options; to determine the purchase price of the shares of Common Stock covered by each Option (the “Option Price”); to determine the persons to whom, and the time or times at which, Awards shall be granted; to determine the number of shares to be covered by each Award; to interpret this Plan; to prescribe, amend and rescind rules and regulations relating to this Plan; to determine the terms and provisions of the agreements (which need not be identical) entered into in connection with Awards granted under this Plan (each an “Award Agreement”); and to make all other determinations deemed necessary or advisable for the administration of this Plan. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as may be deemed advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under this Plan.

No member of the Board of Directors or Committee shall be liable for any action taken or determination made in good faith with respect to this Plan or any Award granted hereunder.

4. Eligibility.

Awards may be granted to employees (including, without limitation, officers and directors who are employees) and non-employee directors of the Company or its present or future Affiliate Corporations. For purposes of the foregoing, “employee” shall mean any employee, independent contractor, consultant, advisor, or similar individual who is providing or who has agreed to provide services to the Company or to any of its present or future Affiliate Corporations. Notwithstanding any provision of this paragraph, Incentive Stock Options shall be granted only to individuals who, on the date of such grant, are employees of the Company or a Parent Corporation or a Subsidiary Corporation. In determining the persons to whom Awards shall be granted and the number of shares to be covered by each Award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of this Plan. A person to whom an Award has been granted hereunder is sometimes referred to herein as a “Participant” or “Optionee.”

A Participant shall be eligible to receive more than one grant of an Award during the term of this Plan, but only on the terms and subject to the restrictions hereinafter set forth.

5. Stock.

The stock subject to Awards hereunder shall be shares of Common Stock. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or that may be reacquired by the Company. The aggregate number of shares of Common Stock as to which Awards may be granted from time to time under this Plan shall not exceed nine million (9,000,000), plus any shares which remain available for grants of awards under the Prior Plans. Any shares of Common Stock that are subject to Awards of Options or Free Standing Rights shall be counted against the limit set forth in this Section 5 as one (1) share for every one (1) share subject to an Award of Options or Free Standing Rights. With respect to Free Standing Rights, the number of shares subject to an award of Free Standing Rights will be counted against the aggregate number of shares available for issuance under the Plan regardless of the number of shares actually issued to settle the Free Standing Rights upon exercise. An Award of an Option with a Related Right shall only be counted as one share. Any shares that are subject to Awards other than Options or Rights shall be counted against the limit set forth in this Section 5 as two (2) shares for every one (1) share granted. The limitations established by the preceding three sentences shall be subject to adjustment as provided in Sections 13 and 17 hereof. The foregoing share counting methods shall be used for any shares of Common Stock that may be made available for grants of Awards as set forth below.

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Shares covered by an Award shall be counted as used as of the date the Award is granted. If any shares covered by an Award granted under the Plan or a Prior Plan are not purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any shares of Common Stock subject thereto or is settled in cash in lieu of shares, then the number of shares of Common Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination or expiration, again be available for making Awards under the Plan. The number of shares of Common Stock available for issuance under the Plan shall not be increased by (i) any shares of Common Stock tendered or withheld or Award surrendered in connection with the purchase of shares of Stock upon exercise of an Option, or (ii) any shares of Common Stock deducted or delivered from an Award payment in connection with the Company’s tax withholding obligations. Any shares that again become available for grant pursuant to this Section 5 shall be added back as (i) one (1) share if such shares were subject to options or rights granted under the Plan or options or rights granted under the Prior Plans and (ii) as two (2) shares if such shares were to awards other than options or rights granted under the Plan or under the Prior Plans.

6. Incentive Stock Options.

Options granted pursuant to this Section 6 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Sections 5 and 8 hereof:

(a) Value of Shares. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Options granted under this Plan and all other option plans of the Company, any Parent Corporation and any Subsidiary Corporation become exercisable for the first time by a Participant during any calendar year shall not exceed $100,000.

(b) Ten Percent Stockholders. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock of the Company on the date of grant of such Incentive Stock Option, and (ii) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

7. Employee Nonqualified Stock Options.

Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Sections 5 and 8 hereof.

8. Terms and Conditions of Options.

Each Option granted pursuant to this Plan shall be evidenced by a written Award Agreement between the Company and the Participant, which agreement shall comply with and be subject to the following terms and conditions:

(a) Number of Shares. Each Award Agreement shall state the number of shares of Common Stock to which the Option relates.

(b) Type of Option. Each Award agreement shall specifically identify the portion, if any, of the Option that constitutes an Incentive Stock Option and the portion, if any, which constitutes a Nonqualified Stock Option.

(c) Option Price. Each Award Agreement shall state the Option Price per share of Common Stock, which shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock of the Company on the date of grant of the Option and which, in the case of Incentive Stock Options, shall be further subject to the limitation described in Section 6(b) hereof. The Option Price shall be subject to adjustment as provided in Section 13 hereof. The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted.

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(d) Medium And Time of Payment. The Option Price shall be paid or satisfied in full, at the time of exercise, in cash or in shares of Common Stock (which are not the subject of any pledge or other security interest) having a Fair Market Value equal to such Option Price or in a combination of cash and such shares.

(e) Term and Exercise of Options. Options shall be exercisable over the exercise period as and at the times and upon the conditions that the Committee may determine, as reflected in the Award Agreement; provided, however, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. Notwithstanding the foregoing, Options that vest solely by the passage of time shall not vest in full in less than one (1) year from the date of grant. The exercise period shall be determined by the Committee; provided, however, such exercise period shall not exceed ten (10) years from the date of grant of such Option and such exercise period shall be further limited in circumstances described in Section 6(b) hereof. The exercise period shall be subject to earlier termination as provided in Section 8(f) and 8(g) hereof. An Option may be exercised as to any or all full shares of Common Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee; provided, however, that an Option may not be exercised at any one time as to fewer than one hundred (100) shares (or such number of shares as to which the Option is then exercisable if such number of shares is less than one hundred (100)).

(f) Termination of Employment. Except as provided in this Section 8(f) and in Section 8(g) hereof, an Option may not be exercised unless the Participant is then in the employ or service of (1) the Company, (2) an Affiliate Corporation or (3) a corporation issuing or assuming the Option in a transaction to which Section 424 of the Code applies or a parent corporation or subsidiary corporation of the corporation described in this Clause 3, and unless the Participant has remained continuously so employed since the date of grant of the Option. Nothing in this Plan or in any Option or Right granted pursuant hereto shall confer upon an individual any right to continue in the employ or service of the Company or any of its Affiliate Corporations or interfere in any way with the right of the Company or any such Affiliate Corporation to terminate such employment or service at any time.

(g) Acceleration of Benefits upon Death, Disability or Retirement of Participant or a Change in Control. An Award Agreement may provide that if (i) a Participant shall die while employed by the Company or an Affiliate Corporation thereof, (ii) a Participant shall die within three (3) months after the termination of such Participant’s employment, (iii) the Participant’s employment shall terminate by reason of Disability or Retirement, or (iv) there is a Change in Control and (a) the successor does not assume, convert or substitute the Options or (b) if the Participant is terminated without cause within 24 months following the Change in Control, then in any such case all Options theretofore granted to such Participant (whether or not then exercisable) may, unless earlier terminated or expired in accordance with their terms, be exercised by the Participant or by the Participant’s estate or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death or Disability of the Participant, at any time within one year after the date of death, Disability or Retirement of the Participant or the Change in Control.

(h) Nontransferability of Options. Except as otherwise provided in an Award Agreement, Options granted under this Plan shall not be transferable other than by will or by the laws of descent and distribution, and Options may be exercised, during the lifetime of the Participant, only by the Participant or by his guardian or legal representative.

(i) Rights as a Stockholder. A Participant who is the holder of an Option or a transferee of an Option shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a stock certificate to him or her for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 13 hereof.

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(j) Other Provisions. The Award Agreements authorized under this Plan shall contain such other provisions, including, without limitation, (i) the granting of Rights, (ii) the imposition of restrictions upon the exercise of an Award, and (iii) in the case of an Incentive Stock Option, the inclusion of any condition not inconsistent with such Option qualifying as an Incentive Stock Option, as the Committee shall deem advisable.

9. Stock Appreciation Rights.

(a) Grant and Exercise. In the case of a Nonqualified Stock Option, Related Rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, related Rights may be granted only at the time of the grant of the Incentive Stock Option.

A Related Right or applicable portion thereof granted with respect to a given Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that, unless otherwise provided by the Committee at the time of grant, a Related Right granted with respect to less than the full number of shares covered by a related Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Option exceeds the number of shares not covered by the Right.

A Related Right may be exercised by a Participant, in accordance with paragraph (b) of this Section 9, by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in paragraph (b) of this Section 9. Options, which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been exercised.

(b) Terms and Conditions. Rights shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee and as evidenced by a written Award Agreement between the Company and the Participant, including the following:

(i) Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 6, 7, 8 and this Section 9 of this Plan.

(ii) Upon the exercise of a Related Right, a Participant shall be entitled to receive up to, but not more than, an amount in cash or shares of Common Stock equal in value to the excess of the Fair Market Value of one (1) share of Common Stock over the option price per share specified in the related Option multiplied by the number of shares in respect of which the Related Right shall have been exercised, with the Committee having the right to determine the form of payment.

(iii) Related Rights shall be transferable only when and to the extent that the underlying Option would be transferable under paragraph (h) of Section 8 of this Plan.

(iv) A Related Right granted in connection with an Incentive Stock Option may be exercised only if and when the market price of the Common Stock subject to the Incentive Stock Option exceeds the exercise price of such Option.

(v) Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant.

(vi) The term of each Free Standing Right shall be fixed by the Committee, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.

(vii) Upon the exercise of a Free Standing Right, a Participant shall be entitled to receive up to, but not more than, an amount in cash or shares of Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock over the price per share specified in the Free Standing Right (which shall be no less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant) multiplied by the number of shares in respect of which the Right is being exercised, with the Committee having the right to determine the form of payment.

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(viii) No Free Standing Right shall be transferable by the Participant other than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant’s lifetime, only by the Participant or his legal guardian or legal representative.

(ix) In the event of the termination of employment of a recipient of a Free Standing Right, such right shall be exercisable to the same extent that an Option would have been exercisable in the event of the termination of employment of a Participant.

10. Restricted Shares and Stock Units.

(a) Grant. Subject to the provisions of this Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares and Stock Units shall be granted, the number of Restricted Shares and Stock Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares and Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards (including whether or not such Restricted Shares or Stock Units shall qualify as Performance Awards). Notwithstanding anything in this Plan to the contrary, Restricted Shares and Stock Units that vest solely by the passage of time shall not vest in full in less than three (3) years from the date of grant; provided, however, up to five percent of the shares reserved for issuance under this Plan may be granted pursuant to this Section 10 or the other provisions of this Plan without being subject to the foregoing restrictions. Restricted Shares and Stock Units for which vesting may be accelerated by achieving performance targets shall not vest in full in less than one (1) year from the date of grant.

(b) Transfer Restrictions. Restricted Shares and Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except as otherwise provided in an Award Agreement. Certificates issued in respect of Restricted Shares shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. Upon the lapse of the restrictions applicable to such Restricted Shares, the Company shall deliver such certificates to the Participant or the Participant’s legal representative.

(c) Rights of Holders of Restricted Shares and Stock Units. Dividends and other distributions paid on or in respect of Restricted Shares, if any, may be paid directly to the Participant, or may be reinvested in additional Restricted Shares, as determined by the Committee in its sole discretion. Participants holding Stock Units will not be entitled to any of the rights of stockholders such as the right to dividends or voting rights. Notwithstanding the foregoing, the Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Common Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Common Stock. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

(d) Acceleration of Benefits upon Death, Disability or Retirement of Participant or a Change in Control. An Award Agreement may provide that if (i) a Participant shall die while employed by the Company or an Affiliate Corporation thereof, (ii) the Participant’s employment shall terminate by reason of Disability or Retirement, or (iii) there is a Change in Control and (a) the successor does not assume, convert or substitute the Options or (b) if the Participant is terminated without cause within 24 months following the Change in Control, then in any such case all Restricted Shares and Stock Units theretofore granted to such Participant shall become immediately vested and nonforfeitable.

11. Performance Awards.

(a) Grant. Subject to the provisions of this Plan, the Committee shall have sole and complete authority to determine the Participants to whom Performance Awards shall be granted, the number of shares of Common Stock subject to Performance Awards, the duration of the period during which, and the conditions

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under which, the Performance Awards may be forfeited to the Company, and the other terms and conditions of such Awards. Performance Awards may be (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

(b) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award. Unless otherwise provided in an Award Agreement, Performance Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

(c) Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis, provided, however, that all payments shall comply with the requirements of Section 409A of the Code (“Section 409A”).

12. Provisions Applicable to Covered Officers.

To the extent the Committee determines, all performance-based Restricted Shares and Performance Awards granted to Covered Officers shall be subject to the terms and provisions of this Section 12.

(a) Performance goals shall be limited to one or more of the following Company, subsidiary, operating unit or division financial performance measures:

(i) earnings before interest, taxes, depreciation and/or amortization

(ii) operating income or profit

(iii) return on equity, assets, capital, capital employed, or investment

(iv) after tax operating income

(v) net income

(vi) earnings or book value per share

(vii) cash flow(s)

(viii) total sales or revenues or sales or revenues per employee

(ix) stock price or total stockholder return

(x) dividends

(xi) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or shares outstanding, or to assets or net assets.

The Committee may provide in any Award Agreement that any evaluation of performance may include or exclude any of the following events that occur during a performance period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. Such inclusions or exclusions shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.

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(b) No person may be granted Options or Rights under this Plan representing an aggregate of more than 300,000 shares of Common Stock in any year. The maximum annual number of shares in respect of which performance-based Restricted Shares and Performance Awards may be granted to any Participant under the Plan is 200,000 and the maximum annual amount of any such Award settled per Participant in cash is $5 million.

(c) To the extent necessary to comply with Section 162(m) of the Code, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (A) select the performance goal or goals applicable to the performance period, (B) establish the various targets and bonus amounts which may be earned for such performance period and (C) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

13. Effect of Certain Changes.

(a) If there is any change in the number of outstanding shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination, exchange of shares, merger, consolidation, liquidation, split-up, spin-off or other similar change in capitalization, any distribution to stockholders, including a rights offering, other than cash dividends, or any like change, then the number of shares of Common Stock available for Awards, the maximum number of shares of Common Stock that may be subject to Awards, the number of such shares of Common Stock covered by outstanding Awards, and the price per share of Options or the applicable market value of Rights, shall be proportionately adjusted by the Committee to reflect such change or distribution; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

(b) In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of this Plan.

(c) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each Incentive Stock Option granted pursuant to this Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

14. Agreement by Participant Regarding Withholding Taxes.

If the Committee shall so require, as a condition of grant, exercise, or settlement or otherwise, each Participant shall agree that:

(a) no later than the date a Participant recognizes taxable income in connection with an Award granted hereunder in connection with the exercise or settlement of such Award or otherwise, the Participant will pay

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to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise or settlement of such Award (any such tax, a “Withholding Tax”); and

(b) the Company shall, to the extent permitted or required by law, have the right to deduct any Withholding Tax from any payment of any kind otherwise due to the Participant.

15. Gross-Up for Excise Tax.

An Award Agreement may provide that in the event that a Participant becomes entitled by reason of a Change of Control to the accelerated vesting of an Award, if such Participant will be subject to excise tax (the “Excise Tax”) under Section 4999 of the Code, the Company shall pay to such Participant as additional compensation an amount (the “Gross-Up Payment”) which, after payment by such Participant of all taxes (including any federal, state and local income tax and excise tax upon the payment provided for by this Section 15) allows Participant to retain an amount of the Gross-Up Payment equal to the Excise Tax. For purposes of determining whether a Participant will be subject to the Excise Tax and the amount of such Excise Tax, (i) any other payments or benefits received or to be received by such Participant in connection with a Change in Control of the Company or the Participant’s termination of employment (whether pursuant to the terms of the Award Agreement or any other plan, arrangement or agreement with the Company, any entity whose actions result in a Change in Control of the Company or any entity affiliated with the Company or such entity) shall be treated as “parachute payments” within the meaning of Section 280G(b)(2) of the Code, and all “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company’s independent auditors and reasonably acceptable to the Participant such other payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of Section 280G(b)(4)(A) of the Code, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, or are otherwise not subject to the Excise Tax, (ii) the amount of payments or benefits treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of payments or benefits conferred on such Participant by reason of the Change of Control or (B) the amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying clause (i), above), and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company’s independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Participant shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Participant’s residence on the date on which the Excise Tax is incurred, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder, the Participant shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Participant with respect to such excess) at the time that the amount of such excess finally is determined. The Participant and the Company each shall reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax.

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16. Termination and Amendment.

Unless terminated by action of the Board of Directors or the Committee, no Awards may be granted under this Plan after May 6, 2018. This Plan may be amended or terminated at any time by the Committee, except that no amendment may be made without stockholder approval if the Committee determines that such approval is necessary to comply with any tax or regulatory requirement, including any approval requirement which is a prerequisite for exemptive relief from Section 16 of the Exchange Act, for which or with which the Committee determines that it is desirable to qualify or comply. The Committee may amend the terms of any Award Agreement and any Award granted, retroactively or prospectively, but no amendment may adversely affect any vested Award without the holder’s consent. The Committee may not, without the approval of the Company’s shareholders, take any action with respect to an Option or Right that may be treated as a repricing under the rules and regulations of the principal securities market on which the Common Stock is traded, including a reduction of the exercise price of an Option or the grant price of a Right or the exchange of an Option or Right for cash or another Award.

17. Effectiveness; Approval of Stockholders.

Except as otherwise provided herein, this amended and restated Plan shall take effect as of May 7, 2008 (the “Effective Date”), subject to the approval of the holders of the majority of the voting shares of the Company at the Company’s 2008 annual meeting of Stockholders (the “Annual Meeting”).

18. Effect of Headings.

The section and subsection headings contained herein are for convenience only and shall not affect the construction hereof.

19. Governing Law.

The validity, construction and effect of the Plan shall be determined in accordance with the laws of the State of Delaware.

20. Section 409A.

The Board intends to comply with Section 409A, or an exemption to 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A. To the extent that the Board determines that a Participant would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board.

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ANNEX IV

TEXT OF THE ESPP AMENDMENT

ARTICLE VI. TERM OF PLAN:

The term of said Plan shall be for a period commencing on January 1, 1997, and ending on December 31, 2012, unless terminated earlier by the exhaustion of the Available Shares or pursuant to Article VIII.

ARTICLE VIII. AMENDMENT AND TERMINATION BY THE COMMITTEE:

The Committee may, from time to time, alter, amend, suspend or discontinue the Plan at any time without notice, including the right to revoke future Offering Periods, provided that no Optionee’s existing rights in the then-current Offering Period are adversely affected thereby; provided further, upon any such amendment or modification, all Optionees shall continue to have the same rights and privileges as other Optionees (except as otherwise provided for in Article IV hereof); and provided further, that no such amendment of the Plan shall, except as provided in subsection (h) of Article V hereof: (a) increase above four million five hundred thousand (4,500,000) the Available Shares which may be offered under the Plan; (b) change the formula by which the price for which the Common Stock shall be sold is determined; or (c) increase the maximum number of shares which any Optionee may purchase. The Board of Directors shall submit any amendments to the shareholders of the Corporation for approval to the extent necessary to maintain compliance with the requirements of Rule 16b-3 of the Exchange Act.

IV-1

LABORATORY CORPORATION OF AMERICA HOLDINGS 358 SOUTH MAIN STREET BURLINGTON, NC 27215 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Laboratory Corporation of America Holdings in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Laboratory Corporation of America Holdings, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: LABCP1 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. LABORATORY CORPORATION OF AMERICA HOLDINGS The Board of Directors recommends that you vote “FOR” all the nominees listed under Item No. 1 and “FOR” Items No. 2, No. 3, No. 4 and No. 5. Vote On Directors For Against Abstain 1. To elect the members of the Company’s Board of Directors to serve until the Company’s next annual meeting and until such directors’ successors are elected and shall have qualified;. Nominees: 1a. Thomas P. Mac Mahon 1b. Kerrii B. Anderson 1c. Jean-Luc Bélingard 1d. David P. King 1e. Wendy E. Lane 1h. Bradford T. Smith 1g. Arthur H. Rubenstein, MBBCh 1i. M. Keith Weikel, Ph.D 1f. Robert E. Mittelstaedt, 1j. R. Sanders Williams, M.D. Vote On Proposals 2. To approve the Company’s Management Incentive Bonus Plan. 3. To approve the Company’s 2008 Stock Incentive Plan. 4. To approve an amendment to the 1997 Employee Stock Purchase Plan to extend the termination date of the plan from December 31, 2008 to December 31, 2012. 5. To ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008. For Against Abstain NOTE: Please sign exactly as name(s) appear(s) above. If signing as an executor, administrator, trustee, guardian, etc. please give full title as such. If the shareholder is a corporation, please sign the full corporate name by a duly authorized officer, giving full title as such. If shares are held jointly, each shareholder should sign. If signer is a partnership, please sign in the partnership name by an authorized person. Date and promptly return the card in the envelope provided. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Annual Report and Proxy Statement are available at www.proxyvote.com. STOCKHOLDERS’ PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LABORATORY CORPORATION OF AMERICA HOLDINGS To: Laboratory Corporation of America Holdings I appoint Bradford T. Smith and William B. Hayes, individually and together, as my proxies, with power of substitution, to vote all of my LABORATORY CORPORATION OF AMERICA HOLDINGS common stock at the Annual Meeting of Stockholders of LABORATORY CORPORATION OF AMERICA HOLDINGS to be held at The Paramount Theater, 128 East Front Street, Burlington, NC, 27215 on Wednesday, May 7, 2008 at 9:00 a.m., Eastern Daylight Time, and at any adjournment or postponement of the meeting. My proxies will vote the shares represented by this proxy as directed on the other side of this card, but in the absence of any instructions from me, my proxies will vote “FOR” the election of all the nominees listed under Item 1 and “FOR” Item 2, Item 3, Item 4 and Item 5. My proxies may vote according to their discretion on any other matter that may properly come before the meeting and any adjournment thereof. I may revoke this proxy prior to its exercise. (Please fill in the appropriate boxes and sign and date on the other side of this card.)